As filed with the Securities and Exchange Commission on March 4, 1997

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                   FORM S-4

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

    THE CIT GROUP HOLDINGS, INC.                   CIT CAPITAL TRUST I
     (Exact name of registrant                  (Exact name of registrant
    as specified in its charter )      as specified in its declaration of trust)

              DELAWARE                                 DELAWARE
    (State or other jurisdiction            (State or other jurisdiction
  of incorporation or organization)        of incorporation or organization)

             13-2994534                               52-6841645
 (I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)

               6153                                      6719
    (Primary Standard Industrial             (Primary Standard Industrial
    Classification Code  Number)              Classification Code Number)

                                ---------------

                           1211 Avenue of the Americas
                            New York, New York 10036
                                 (212) 536-1950
               (Address, including zip code, and telephone number,
                       including area code of registrant's
                          principal executive offices)

                                ---------------

                              ERNEST D. STEIN, ESQ.
             Executive Vice President General Counsel and Secretary
                          THE CIT GROUP HOLDINGS, INC.
      1211 Avenue of the Americas, New York, New York 10036 (212) 536-1950
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                ---------------

                                   Copies to:
                                ANDRE WEISS, ESQ.
                            SCHULTE ROTH & ZABEL LLP
                   900 THIRD AVENUE NEW YORK, NEW YORK 10022
                             (Phone) (212) 756-2000
                              (Fax) (212) 593-5955

                                ---------------

     Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General instruction G, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------
                                                            Proposed Maximum      Proposed Maximum
        Title of Each Class of               Amount to be    Offering Price     Aggregate Offering       Amount of
      Securities to be Registered             Registered     Per Security(1)         Price(2)         Registration Fee
-------------------------------------------------------------------------------------------------------------------

7.70% Preferred Capital Securities of
   CIT Capital Trust I                       $250,000,000          100%            $250,000,000       $75,758.00
-------------------------------------------------------------------------------------------------------------------
7.70% Junior Subordinated Debentures of
  The CIT Group Holdings, Inc, due
  2027(2)                                          --                 --                    --               N/A
-------------------------------------------------------------------------------------------------------------------
 The CIT Group Holdings, Inc. Guarantee
   with respect to Preferred Capital
   Securities(3)                                   --                 --                    --               N/A
-------------------------------------------------------------------------------------------------------------------
       Total(4)                              $250,000,000          100%            $250,000,000       $75,758.00
================================================================================

                                               (continued on the following page)

(continued from previous page)

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The Junior Subordinated Debentures (the "Junior Subordinated Debentures") were originally purchased by CIT Capital Trust I with the proceeds of the sale of the Preferred Capital Securities (the "Capital Securities"). No separate consideration will be received for the Junior Subordinated Debentures distributed upon any liquidation of CIT Capital Trust I.

(3) No separate consideration will be received for The CIT Group Holdings, Inc. Guarantee.

(4) This Registration Statement is deemed to cover the Junior Subordinated Debentures of The CIT Group Holdings, Inc., the rights of holders of Junior Subordinated Debentures of The CIT Group Holdings, Inc. under the Indenture, the rights of holders of Capital Securities of CIT Capital Trust I under the Declaration of Trust, the rights of holders of the Capital Securities under the Guarantee and certain backup undertakings as described herein.

(5) Such amount represents the initial public offering price of the CIT Capital Trust I Capital Securities to be exchanged hereunder and the principal amount of Junior Subordinated Debentures that may be distributed upon any liquidation of CIT Capital Trust I.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                   SUBJECT TO COMPLETION, DATED MARCH 4, 1997

PROSPECTUS

                            Offer for All Outstanding
                       7.70% Preferred Capital Securities
                                 in Exchange for
                       7.70% Preferred Capital Securities
           Which Have Been Registered Under the Securities Act of 1933

                                       of

                               CIT CAPITAL TRUST I

          fully and unconditionally guaranteed, as described herein, by

                          THE CIT GROUP HOLDINGS, INC.

                  The Exchange Offer and Withdrawal Rights will
                    expire at 5:00 p.m., New York City time,
                           on , 1997, unless extended.

                                ----------------

     CIT Capital Trust I, a statutory business trust formed under the laws of the State of Delaware (the "Trust") and The CIT Group Holdings, Inc., a Delaware corporation, (the "Company"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus (as the same may be amended or supplemented from time to time, the "Prospectus") and in the accompanying Letter of Transmittal (which together constitute the "Exchange Offer"), to exchange up to $250,000,000 aggregate liquidation amount of its 7.70% Preferred Capital Securities (the "New Capital Securities") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for a like liquidation amount of its outstanding 7.70% Preferred Capital Securities (the "Old Capital Securities"), of which $250,000,000 aggregate liquidation amount is outstanding. Pursuant to the Exchange Offer, the Company is also exchanging its guarantee of the payment of Distributions (as defined herein) and payments on liquidation or redemption of the Old Capital Securities (the "Old Guarantee") for a like guarantee of the New Capital Securities (the "New Guarantee") and all of its 7.70% Junior Subordinated Debentures (the "Old Junior Subordinated Debentures"), of which $257,732,000 aggregate principal amount is outstanding, for like aggregate principal of its 7.70% Junior Subordinated Debentures (the "New Junior Subordinated Debentures"), which New Guarantee and New Junior Subordinated Debentures also have been registered under the Securities Act. The Old Capital Securities, the Old Guarantee and the Old Junior Subordinated Debentures are collectively referred to herein as the "Old Securities" and the New Capital Securities, the New Guarantee and the New Junior Subordinated Debentures are collectively referred to herein as the "New Securities."

                                                   (Continued on Following Page)

                                ----------------

     SEE "RISK FACTORS" BEGINNING ON PAGE 17 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS WHO TENDER OLD CAPITAL SECURITIES IN THE EXCHANGE OFFER.
                                ----------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The Date of this Prospectus is March   , 1997.

(Cover Page Continued)

     The terms of the New Securities will be identical in all material respects to the respective terms of the Old Securities, except that (i) the New Securities will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Securities, (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon as a consequence of a failure to take certain actions in connection with their registration under the Securities Act.

     The New Capital Securities are being offered for exchange in order to satisfy certain obligations of the Company and the Trust under the Registration Rights Agreement dated as of February 25, 1997 (the "Registration Rights Agreement") among the Company, the Trust and the Initial Purchasers (as defined herein). The New Junior Subordinated Debentures and the New Guarantee are being offered for exchange under the Registration Rights Agreement. In the event that the Exchange Offer is consummated, any Old Capital Securities which remain outstanding after consummation of the Exchange Offer and the New Capital Securities issued in the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding liquidation amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust.

     The New Capital Securities and the Old Capital Securities (together, the "Capital Securities") will represent undivided beneficial interests in the assets of the Trust. The Company is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities" and, collectively with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purposes of issuing the Trust Securities, investing the proceeds thereof in the Junior Subordinated Debentures and engaging only in activities necessary or incidental thereto. The Junior Subordinated Debentures will mature on February 15, 2027 (the "Stated Maturity"). The New Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common
Securities. See "Description of New Capital Securities -- Subordination of Common Securities."

     As used herein, (i) the "Indenture" means the Indenture, dated as of February 25, 1997, between the Company and The Bank of New York as trustee, (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Company, as Depositor, The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as Delaware Trustee (the "Delaware Trustee"), and the Regular Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"), and (iii) the "Guarantee Agreement" means the Guarantee Agreement, dated as of February 25, 1997, relating to the Guarantee between the Company and The Bank of New York, as trustee (the "Guarantee Trustee"). In addition, as the context may require, unless expressly stated otherwise, (i) "Capital Securities" means the Old Capital Securities and the New Capital Securities, (ii) "Junior Subordinated Debentures" means the Old Junior Subordinated Debentures and the New Junior Subordinated Debentures and (iii) "Guarantee" means the Old Guarantee and the New Guarantee.

     Holders of the New Capital Securities will be entitled to receive cumulative cash distributions accruing from February 25, 1997 and payable semi-annually in arrears on the 15th day of February and August of each year, commencing August 15, 1997, at the annual rate of 7.70% of the liquidation amount of $1,000 per New Capital Security ("Distribution"). The distribution rate and the distribution payment dates and other payment dates for the New Capital Securities will correspond to the interest rate and interest payment dates and other payment dates on the New Junior Subordinated Debentures, which will be the sole assets of the Trust. Pursuant to the New Guarantee, the Company will guarantee the payment of Distributions and payments on liquidation of the Trust or redemption of the New Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of New Guarantee." If the Company does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the New Capital Securities. The Company's obligations under the New Guarantee, taken together with its obligations under the New Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the New Capital Securities), will constitute a full and unconditional guarantee of all of the Trust's obligations under the New Capital Securities.

(Cover Page Continued)

     The obligations of the Company under the New Guarantee and the New Junior Subordinated Debentures will be subordinate and junior in right of payment to all Indebtedness (as defined in "Description of New Junior Subordinated Debentures -- Subordination") of the Company and will be structurally subordinated to all liabilities and obligations of the Company's subsidiaries. As of December 31, 1996, the Company had approximately $14.6 billion aggregate principal amount of Indebtedness outstanding, and the Company's subsidiaries had approximately $2.1 billion of indebtedness or other liabilities, in addition to other contractual obligations. The terms of the New Junior Subordinated Debentures place no limitation on the amount of Indebtedness that may be incurred by the Company or on the amount of liabilities and obligations that may be incurred by the Company's subsidiaries. See "Description of New Junior Subordinated Debentures -- Subordination."

     The Company will have the right to defer payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements set forth herein. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the New Junior Subordinated Debentures. During any Extension Period distributions on the New Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior to the New Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the New Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the New Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension Period, interest on the New Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate) at the rate of 7.70% per annum, compounded semi-annually to the extent permitted by applicable law, and holders of the New Capital Securities will be required to accrue interest income for United States federal income tax purposes prior to receipt of the cash related to such interest income. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

     The New Junior Subordinated Debentures will not be redeemable prior to February 15, 2007 unless a Special Event (as defined herein) has occurred. The New Junior Subordinated Debentures will be redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") or the Ministry of Finance of Japan ("MOF" and, together with the Federal Reserve, the "Regulatory Authorities"), (i) on or after February 15, 2007, in whole or in part, at a redemption price equal to 103.6220% of the principal amount thereof on February 15, 2007, declining ratably on each February 15 thereafter to 100% on or after February 15, 2017, plus the accrued and unpaid interest thereon, or
(ii)  at any  time,  in  whole  (but  not in  part),  upon  the  occurrence  and continuation of a Special Event, at a redemption price equal to 100% of the principal amount thereof plus accrued interest thereon to the date of prepayment, subject to the further conditions described under "Description of New Junior Subordinated Debentures -- Redemption." The New Capital Securities will be subject to mandatory redemption, in whole or in part, upon repayment of the New Junior Subordinated Debentures at maturity or their earlier redemption, in an amount equal to the amount of related New Junior Subordinated Debentures maturing or being redeemed and at a redemption price equal to the redemption price of such New Junior Subordinated Debentures, in each case plus accumulated and unpaid Distributions thereon to the date of redemption.

     Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to the receipt of any necessary prior approval of the Regulatory Authorities, to dissolve the Trust and cause the New Junior Subordinated Debentures to be distributed to the holders of the New Capital

(Cover Page Continued)

Securities  and  the  Common   Securities  in  liquidation  of  the  Trust.  See
"Description of New Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Junior Subordinated Debentures."

     In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the New Capital Securities will be entitled to receive a liquidation amount of $1,000 per New Capital Security plus accumulated and unpaid
Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in New Junior Subordinated Debentures as described above. If such liquidation amount can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation amount, then the amounts payable directly by the Trust on the New Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if an Indenture Event of Default (as defined herein) has occurred and is continuing, the New Capital Securities will have a priority over the Common Securities. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

     The Company and the Trust are making the Exchange Offer of the New Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

     Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or

(Cover Page Continued)

other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the positions taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Resales of New Capital Securities."

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been no public market for the Old Capital Securities. The New Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Company and the Trust that they each currently intend to make a market in the New Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the New Capital Securities. Neither the Company nor the Trust currently intends to apply for listing of the New Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

      Any Old Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration of Trust (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Old Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof and neither the Company nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Old Capital Securities held by them. To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

     Old Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on_____________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Company or the Trust and to the terms and provisions of the Registration Rights Agreement. The Company has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer -- Fees and Expenses." Each New Capital Security will pay cumulative Distributions from the most recent Distribution Date on the Old Capital Securities surrendered in exchange for such New Capital Securities or, if no Distributions have been paid on such Old Capital Securities, from February 25, 1997. Holders of the Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date on such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been paid, will not receive any accumulated Distributions on such Old Capital
Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such interest has been paid or duly provided for, from and after February 25, 1997. This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Capital Securities as of March___, 1997.

     Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

                            ------------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE TRUST. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE AFFAIRS OF THE COMPANY OR THE TRUST SINCE THE DATE HEREOF.

                            -----------------------

                              NOTICE TO BENEFIT PLANS

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN. MAY ACQUIRE OR HOLD THE CAPITAL SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ENTITLED TO THE EXEMPTIVE RELIEF UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 OR OTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE CAPITAL SECURITIES OR

ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR
(B) IS ENTITLED TO THE EXEMPTIVE RELIEF UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 OR OTHER APPLICABLE EXEMPTION WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the offices of the Commission, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Certain of the Company's securities are listed on the New York Stock Exchange and reports and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005. The Commission also maintains a Web site (http://www.sec.gov) that contains reports and other information regarding the Company.

      No separate financial statements of the Trust have been included or incorporated by reference herein. The Company does not believe such financial statements would be material to holders of the Capital Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing securities representing undivided beneficial interests in its assets and investing the proceeds thereof in Junior Subordinated Debentures issued by the Company, and
(iii) the obligations of the Trust under the Capital Securities are guaranteed by the Company to the extent described herein. See "Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee."

      This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Company and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the New Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

      The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

          (a) The Company's Annual Reports on Form 10-K for the year ended December 31, 1995, together with the report of KPMG Peat Marwick LLP, independent certified public accountants, which report refers to a change in the method of accounting for postretirement benefits other than pensions in 1993;

          (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996; and

          (c) The Company's Current Reports on Form 8-K dated January 18, 1996, April 11, 1996, April 12, 1996, July 16, 1996, August 14, 1996, October 17,
     1996, December 24, 1996, January 23, 1997 (as amended by Form 8-K/A dated February 14, 1997) and February 13, 1997.

      All documents filed by the Company pursuant to Sections 13(a) and (c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus, including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

      The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents described above which have been or may be incorporated by reference in this Prospectus other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Such request should be directed to:

                                     Corporate Secretary
                                     The CIT Group Holdings, Inc.
                                     1211 Avenue of the Americas
                                     New York, New York 10036
                                     (212) 536-1950

--------------------------------------------------------------------------------

                                     SUMMARY

      This summary is qualified by the more detailed information and financial statements appearing elsewhere, or incorporated by reference, in this
Prospectus. Prospective investors are urged to read this Prospectus in its entirety.

                               CIT Capital Trust I

      The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust executed by the Company, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Regular Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on February 19, 1997. The Trust's business and affairs are conducted by the Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware) as Delaware Trustee, and three individual Regular Trustees who are employees or officers of or affiliated with the Company. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities and effecting the Exchange Offer for the New Capital Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Old Junior Subordinated Debentures issued by the Company, (iii) exchanging the Old Junior Subordinated Debentures for the New Subordinated Debentures in the Exchange Offer and (iv) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the New Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the New Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities of the Trust are and will be owned by the Company.

                                   The Company

      The CIT Group Holdings, Inc. (the "Company"), a Delaware corporation, is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. The Company, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. The Company provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies, and to a lesser extent to consumers. While these secured lending activities reduce the risk of losses from extending credit, the Company's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk, and government regulation and supervision. The Company does not finance the development or construction of commercial real estate. The Company has eight strategic business units which offer commercial and consumer financing, and factoring products and services to clients.

      The Dai-Ichi Kangyo Bank, Limited ("DKB") owns eighty percent (80%) of the issued and outstanding shares of common stock of the Company. DKB purchased a sixty percent (60%) common stock interest in the Company from Manufacturers Hanover Corporation ("MHC") at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in the Company on December 15, 1995 from CBC Holding (Delaware) Inc. (formerly known as MHC Holdings (Delaware) Inc.) ("CBC Holding"). DKB has an option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest from CBC Holding and its parent.

      CBC Holding became a direct, wholly owned subsidiary of Chemical Banking Corporation ("CBC") after the merger between MHC and CBC on December 31, 1991. On March 31, 1996, CBC was merged into The Chase Manhattan Corporation ("CMC"), and CMC became the sole stockholder of CBC Holding.

      DKB is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve") and is also regulated by governmental authorities in Japan, including the Ministry of Finance of Japan ("MOF" and, together with the Federal Reserve, the "Regulatory Authorities"). As a subsidiary of DKB, the Company is also subject to examination and regulation by the Regulatory Authorities.

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                                       9

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                               The Exchange Offer

The Exchange Offer .............   Up  to  $250,000,000   aggregate  liquidation
                                   amount of New  Capital  Securities  are being
                                   offered  in  exchange  for a  like  aggregate
                                   liquidation amount of Old Capital Securities.
                                   The Company  will issue,  promptly  after the
                                   Expiration Date, $1,000 liquidation amount of
                                   New Capital  Securities  in exchange for each
                                   $1,000  liquidation amount of outstanding Old
                                   Capital  Securities  tendered and accepted in
                                   connection  with  the  Exchange  Offer.   The
                                   Company and the Trust are making the Exchange
                                   Offer in order to satisfy  obligations  under
                                   the Registration Rights Agreement relating to
                                   the Old Capital Securities. For a description
                                   of the  procedures  for tendering Old Capital
                                   Securities,   see   "The   Exchange   Offer--
                                   Procedures    for   Tendering   Old   Capital
                                   Securities."

Expiration Date ................   5:00 p.m., New York City time, on __________,
                                   1997   (such   time   on  such   date   being
                                   hereinafter  called  the  "Expiration  Date")
                                   unless the Exchange  Offer is extended by the
                                   Company and the Trust (in which case the term
                                   "Expiration  Date" shall mean the latest date
                                   and  time to  which  the  Exchange  Offer  is
                                   extended).   See  "The   Exchange   Offer  --
                                   Expiration Date; Extensions; Amendments."

Conditions to the
   Exchange Offer ..............   The  Exchange  Offer is  subject  to  certain
                                   conditions,   which  may  be  waived  by  the
                                   Company   and  the   Trust  in   their   sole
                                   discretion.   The   Exchange   Offer  is  not
                                   conditioned  upon  any  minimum   liquidation
                                   amount  of  Old  Capital   Securities   being
                                   tendered.    See   "The   Exchange    Offer--
                                   Conditions   to  the  Exchange   Offer."  The
                                   Company  and the Trust  reserve  the right in
                                   their sole and absolute  discretion,  subject
                                   to applicable  law, at any time and from time
                                   to time,  (i) to delay the  acceptance of the
                                   Old Capital Securities for exchange,  (ii) to
                                   terminate  the  Exchange   Offer  if  certain
                                   specified conditions have not been satisfied,
                                   (iii) to extend  the  Expiration  Date of the
                                   Exchange  Offer and  retain  all Old  Capital
                                   Securities  tendered pursuant to the Exchange
                                   Offer,  subject,  however,  to the  right  of
                                   holders of Old Capital Securities to withdraw
                                   their  tendered  Old Capital  Securities,  or
                                   (iv) to  waive  any  condition  or  otherwise
                                   amend the terms of the Exchange  Offer in any
                                   respect. See "The Exchange Offer-- Expiration
                                   Date;  Extensions;   Amendments."

Withdrawal Rights ..............   Tenders  of  Old  Capital  Securities  may be
                                   withdrawn  at any  time  on or  prior  to the
                                   Expiration   Date  by  delivering  a  written
                                   notice  of such  withdrawal  to the  Exchange
                                   Agent in conformity with certain procedures set forth below under "The Exchange Offer --
                                   Withdrawal Rights."

Procedures for Tendering
   Old Capital Securities ......   Tendering  holders of Old Capital  Securities
                                   must   complete   and   sign  a   Letter   of
                                   Transmittal    in    accordance    with   the
                                   instructions  contained  therein  and forward
                                   the same by mail, facsimile or hand delivery,
                                   together with any other  required  documents,
                                   to the Exchange Agent,  together with the Old
                                   Capital  Securities  to  be  tendered  or  in
                                   compliance with the specified  procedures for
                                   guaranteed    delivery    of   Old    Capital
                                   Securities.    Certain   brokers,    dealers,
                                   commercial  banks,  trust companies and other
                                   nominees   may   also   effect   tenders   by
                                   book-entry  transfer.  Holders of Old Capital
                                   Securities   registered  in  the  name  of  a
                                   broker,   dealer,   commercial   bank,  trust
                                   company or other nominee are urged to contact
                                   such  person  promptly if they wish to tender
                                   Old  Capital   Securities   pursuant  to  the
                                   Exchange  Offer.  See "The Exchange  Offer --
                                   Procedures    for   Tendering   Old   Capital
                                   Securities."   Letters  of  Transmittal   and
                                   certificates    representing    Old   Capital
                                   Securities should not be sent to the Company or to the Trust. Such documents should only

--------------------------------------------------------------------------------

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                                   be  sent  to the  Exchange  Agent.  Questions
                                   regarding  how to  tender  and  requests  for
                                   information   should  be   directed   to  the
                                   Exchange Agent. See "The Exchange Offer-- Exchange Agent."

Resales of
   New Capital Securities ......   The  Company  and the  Trust are  making  the
                                   Exchange Offer in reliance on the position of
                                   the  staff  of the  Division  of  Corporation
                                   Finance  of the  Commission  as set  forth in
                                   certain  interpretive  letters  addressed  to
                                   third parties in other transactions. However,
                                   neither  the Company nor the Trust has sought
                                   its own interpretive  letter and there can be
                                   no  assurance  that the staff of the Division
                                   of  Corporation  Finance  of  the  Commission
                                   would  make  a  similar   determination  with
                                   respect  to the  Exchange  Offer as it has in
                                   such  interpretive  letters to third parties.
                                   Based on these  interpretations  by the staff
                                   of the Division of Corporation  Finance,  and
                                   subject  to  the  two  immediately  following
                                   sentences,  the Company and the Trust believe
                                   that New Capital  Securities  issued pursuant
                                   to this  Exchange  Offer in exchange  for Old
                                   Capital Securities may be offered for resale,
                                   resold and otherwise  transferred by a holder
                                   thereof   (other  than  a  holder  who  is  a
                                   broker-dealer)   without  further  compliance
                                   with the registration and prospectus delivery
                                   requirements of the Securities Act,  provided
                                   that such New Capital Securities are acquired
                                   in  the  ordinary  course  of  such  holder's
                                   business   and  that   such   holder  is  not
                                   participating,  and  has  no  arrangement  or
                                   understanding with any person to participate,
                                   in a distribution  (within the meaning of the
                                   Securities   Act)   of   such   New   Capital
                                   Securities.   However,   any  holder  of  Old
                                   Capital  Securities  who is an "affiliate" of
                                   the  Company  or the Trust or who  intends to
                                   participate  in the  Exchange  Offer  for the
                                   purpose  of  distributing   the  New  Capital
                                   Securities,    or   any   broker-dealer   who
                                   purchased the Old Capital Securities from the
                                   Trust to resell  pursuant to Rule 144A or any
                                   other    available    exemption   under   the
                                   Securities  Act, (a) will not be able to rely
                                   on the  interpretations  of the  staff of the
                                   Division  of   Corporation   Finance  of  the
                                   Commission  set forth in the  above-mentioned
                                   interpretive   letters,   (b)   will  not  be
                                   permitted  or  entitled  to  tender  such Old
                                   Capital  Securities in the Exchange Offer and
                                   (c) must  comply  with the  registration  and
                                   prospectus   delivery   requirements  of  the
                                   Securities Act in connection with any sale or
                                   other transfer of such Old Capital Securities
                                   unless  such  sale  is  made  pursuant  to an
                                   exemption   from   such   requirements.    In
                                   addition,   as   described   below,   if  any
                                   broker-dealer  holds Old  Capital  Securities
                                   acquired  for its own  account as a result of
                                   market-making or other trading activities and
                                   exchanges such Old Capital Securities for New
                                   Capital  Securities,  then such broker-dealer
                                   must   deliver  a   prospectus   meeting  the
                                   requirements   of  the   Securities   Act  in
                                   connection  with  any  resales  of  such  New
                                   Capital Securities.

                                   Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities.

                                   Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities

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                                       11

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                                   Act in connection with any resale of such New
                                   Capital Securities. The Letter of Transmittal
                                   states  that  by  so  acknowledging   and  by
                                   delivering a prospectus, a broker-dealer will
                                   not  be  deemed  to  admit   that  it  is  an
                                   "underwriter"   within  the  meaning  of  the
                                   Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own
                                   accounts   as  a  result   of   market-making
                                   activities   or  other   trading   activities
                                   ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with
                                   respect   to  the  New   Capital   Securities
                                   received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of
                                   the   Securities   Act,   which  may  be  the
                                   prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used
                                   by   a   Participating    Broker-Dealer    in
                                   connection   with   resales  of  New  Capital
                                   Securities   received  in  exchange  for  Old
                                   Capital  Securities  where  such Old  Capital
                                   Securities     were    acquired    by    such
                                   Participating   Broker-Dealer   for  its  own
                                   account as a result of market-making or other
                                   trading   activities.   Subject   to  certain
                                   provisions  set  forth  in  the  Registration
                                   Rights   Agreement  and  to  the  limitations
                                   described  below under "The Exchange  Offer--
                                   Resale  of  New  Capital   Securities,"   the
                                   Company  and the Trust have  agreed that this
                                   Prospectus,   as  it   may  be   amended   or
                                   supplemented  from time to time,  may be used
                                   by   a   Participating    Broker-Dealer    in
                                   connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "Plan of Distribution." Any
                                   Participating   Broker-Dealer   who   is   an
                                   "affiliate" of the Company or the Trust may not rely on such interpretive letters and
                                   must   comply  with  the   registration   and
                                   prospectus   delivery   requirements  of  the
                                   Securities Act in connection  with any resale
                                   transaction.   See  "The   Exchange   Offer--
                                   Resales of New Capital Securities."

Exchange Agent .................   The  exchange   agent  with  respect  to  the
                                   Exchange  Offer is The Bank of New York  (the
                                   "Exchange   Agent").   The   addresses,   and
                                   telephone  and   facsimile   numbers  of  the
                                   Exchange Agent are set forth in "The Exchange
                                   Offer -- Exchange Agent" and in the Letter of
                                   Transmittal.

Use of Proceeds ................   Neither   the  Company  nor  the  Trust  will
                                   receive any cash proceeds from the issuance of the New Capital Securities offered hereby.
                                   See "Use of Proceeds."

Certain United States Federal
  Income Tax Consequences;
  ERISA Considerations .........   Holders  of  Old  Capital  Securities  should
                                   review  the   information   set  forth  under
                                   "Certain  United  States  Federal  Income Tax
                                   Consequences"   and  "ERISA   Considerations"
                                   prior to tendering Old Capital Securities in the Exchange Offer.

                                   The New Capital Securities

Securities Offered .............   Up  to  $250,000,000   aggregate  liquidation
                                   amount of the Trust's 7.70% Preferred Capital
                                   Securities which have been registered under the Securities Act (liquidation amount of $1,000 per Capital Security). The terms of the New Capital Securities will be identical

--------------------------------------------------------------------------------

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                                   in all material  respects to the terms of the
                                   Old Capital Securities, except that the New Capital Securities will have been registered under the Securities Act and therefore will not be subject to certain restrictions on
                                   transfer   applicable   to  the  Old  Capital
                                   Securities  and  will  not  provide  for  any
                                   increase in the  Distribution  rate  thereon.
                                   See  "The  Exchange   Offer  --  Purpose  and
                                   Effect,"  "Description  of  the  New  Capital
                                   Securities"  and   "Description  of  the  Old
                                   Securities." The Holders of the New Capital Securities will be entitled to a preference in certain circumstances with respect to
                                   Distributions    and   amounts   payable   on
                                   redemption, liquidation or otherwise over the Common Securities.

Distributions ..................   Holders of the New Capital Securities will be
                                   entitled   to   receive    cumulative    cash
                                   distributions  at an annual  rate of 7.70% of
                                   the  liquidation  amount  of  $1,000  per New
                                   Capital Security,  accruing from February 25,
                                   1997 and payable  semi-annually in arrears on
                                   the 15th day of  February  and August of each
                                   year  commencing  on  August  15,  1997.  The
                                   distribution  rate and the  distribution  and
                                   other  payment  dates  for  the  New  Capital
                                   Securities  will  correspond  to the interest
                                   rate and interest and other  payment dates on
                                   the  Junior  Subordinated   Debentures.   See
                                   "Description of New Capital Securities."

The New Junior
   Subordinated Debentures .....   The  Trust  invested  the  proceeds  from the
                                   issuance  of the Old Capital  Securities  and
                                   Common  Securities in an equivalent amount of
                                   Old  Junior  Subordinated  Debentures  of the
                                   Company.  In  connection  with  the  Exchange
                                   Offer, the Trust will exchange its Old Junior
                                   Subordinated  Debentures  for the New  Junior
                                   Subordinated   Debentures   having  identical
                                   terms  in all  material  respects  to the Old
                                   Junior  Subordinated   Debentures.   The  New
                                   Junior Subordinated Debentures will mature on
                                   February   15,    2027.    The   New   Junior
                                   Subordinated Debentures will rank subordinate
                                   and   junior  in  right  of  payment  to  all
                                   Indebtedness of the Company. In addition, the
                                   Company's  obligations  under the New  Junior
                                   Subordinated  Debentures will be structurally
                                   subordinated   to  all  existing  and  future
                                   liabilities    and    obligations    of   its
                                   subsidiaries.  See "Risk Factors-- Ranking of
                                   Subordinate   Obligations   Under   the   New
                                   Guarantee  and  the New  Junior  Subordinated
                                   Debentures",   "Risk   Factors--   Status  of
                                   Company as Holding  Company" and "Description
                                   of  New  Junior   Subordinated   Debentures--
                                   Subordination."

New  Guarantee .................   Payment of  distributions  out of moneys held
                                   by the Trust,  and payments on liquidation of
                                   the Trust or the  redemption  of New  Capital
                                   Securities,  are guaranteed by the Company to
                                   the  extent  the Trust  has  funds  available
                                   therefor.   If  the  Company  does  not  make
                                   principal  or  interest  payments  on the New
                                   Junior  Subordinated  Debentures,  the  Trust
                                   will  not  have  sufficient   funds  to  make
                                   Distributions on the New Capital  Securities,
                                   in which  event the New  Guarantee  shall not
                                   apply to such  Distributions.  The  Company's
                                   obligations  under the New  Guarantee,  taken
                                   together with its  obligations  under the New
                                   Junior   Subordinated   Debentures   and  the
                                   Indenture,  including  its  obligation to pay
                                   all costs,  expenses and  liabilities  of the
                                   Trust  (other  than with  respect  to the New
                                   Capital  Securities),  will constitute a full
                                   and  unconditional  guarantee  of  all of the
                                   Trust's  obligations  under  the New  Capital
                                   Securities.    See    "Description   of   New
                                   Guarantee"  and  "Relationship  Among the New
                                   Capital    Securities,    the   New    Junior
                                   Subordinated    Debentures    and   the   New
                                   Guarantee."  The  obligations  of the Company
                                   under the New Guarantee  will be  subordinate
                                   and   junior  in  right  of  payment  to  all
                                   Indebtedness   of  the  Company.   See  "Risk
                                   Factors   --    Ranking    of    Subordinated
                                   Obligations  Under the New  Guarantee and the
                                   New  Junior   Subordinated   Debentures"  and
                                   "Description  of  New  Guarantee."

Right  to Defer Interest........   The  Company  will  have  the  right to defer
                                   payment  of   interest   on  the  New  Junior
                                   Subordinated   Debentures  by  extending  the
                                   interest  payment  period  on the New  Junior
                                   Subordinated Debentures, from time to time, for up to 10 consecutive semi-annual periods, provided that no such deferral may extend

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                                       13

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                                   beyond the Stated  Maturity of the New Junior
                                   Subordinated   Debentures.   There  could  be
                                   multiple Extension Periods of varying lengths
                                   throughout   the  term  of  the  New   Junior
                                   Subordinated   Debentures,   which   in   the
                                   aggregate may exceed 10 semi-annual periods. During an Extension Period distributions on the New Capital Securities will also be deferred and the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or
                                   junior   to  the  New   Junior   Subordinated
                                   Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the New Junior
                                   Subordinated   Debentures   (other  than  (a)
                                   dividends or distributions in common stock of the Company, (b) payments under the New Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). During an Extension
                                   Period,    interest   on   the   New   Junior
                                   Subordinated   Debentures  will  continue  to
                                   accrue (and the amount of Distributions to which holders of the New Capital Securities are entitled will accumulate) at the rate of 7.70% per annum, compounded semiannually to
                                   the  extent   permitted  by  applicable  law.
                                   During an  Extension  Period,  holders of New
                                   Capital   Securities   will  be  required  to
                                   include the interest on their pro rata share of the New Junior Subordinated Debentures in their gross income as original issue discount
                                   ("OID")   even   though  the  cash   payments
                                   attributable  thereto have not been made. See
                                   "Description   of  New  Junior   Subordinated
                                   Debentures--   Option  to   Extend   Interest
                                   Payment Period" and "Certain United States Federal Income Tax Consequences -- Interest
                                   Income   and   Original   Issue    Discount."

Redemption .....................   The New Junior  Subordinated  Debentures will
                                   be  redeemable  by the Company in whole or in
                                   part on or after February 15, 2007, or at any
                                   time,  in  whole  but not in  part,  upon the
                                   occurrence of a Special Event, in either case
                                   subject to any  necessary  prior  approval of
                                   the  Regulatory  Authorities  and the further
                                   conditions  described  under  "Description of
                                   New            Junior            Subordinated
                                   Debentures--Redemption." The redemption price
                                   for  New   Junior   Subordinated   Debentures
                                   redeemed as a result of a Special Event will be 100% of the principal amount of such New
                                   Junior Subordinated Debentures plus accrued and unpaid interest thereon. If the New
                                   Junior Subordinated Debentures are redeemed, the Trust must redeem New Capital Securities having an aggregate liquidation amount equal to the aggregate principal amount of the New
                                   Junior  Subordinated  Debentures so redeemed.
                                   The New Capital Securities will also be redeemed upon maturity of the New Junior
                                   Subordinated Debentures.  See "Description of
                                   New Capital Securities -- Redemption."

Liquidation  of the Trust ......   Upon the  occurrence  and  continuation  of a
                                   Special  Event,  the  Company  will  have the
                                   right,   subject  to  any   necessary   prior
                                   approval of the Regulatory Authorities, to dissolve the Trust and cause the New Junior
                                   Subordinated Debentures to be distributed to the holders of the New Capital Securities and the Common Securities in liquidation of the

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                                       14

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                                   Trust.   See   "Description  of  New  Capital
                                   Securities--   Redemption--   Special   Event
                                   Redemption or Distribution of New Junior Subordinated Debentures."

                                   In the event of the liquidation of the Trust, after satisfaction of the claims of creditors of the Trust, if any, as provided by applicable law, the holders of the New Capital Securities will be entitled to receive a liquidation amount of $1,000 per New Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in New Junior
                                   Subordinated Debentures as described above. If such Liquidation Distribution (as defined herein) can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation
                                   Distribution, then the amounts payable directly by the Trust on the New Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the New Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the New Capital Securities shall have a priority over the Common Securities. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution."

Ratings ........................   It  is   expected   that   the  New   Capital
                                   Securities  will  be  rated  aa3  by  Moody's
                                   Investors  Service,  Inc.  ("Moody's"),  A by
                                   Standard & Poor's Ratings Services ("Standard
                                   &  Poor's")  and A by  Duff &  Phelps  Credit
                                   Rating Co. ("Duff & Phelps"). There can be no
                                   assurance  that any  rating  will  remain  in
                                   effect for any given period of time or that a
                                   rating  will not be lowered or  withdrawn  by
                                   the  assigning   rating  agency  if,  in  its
                                   judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate the New Capital Securities, or if one does, what rating would be assigned by such other rating agency. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Absence of Market for the
  New Capital Securities .......   The  New  Capital  Securities  will  be a new
                                   issue of securities for which there currently
                                   is no market.  Although Lehman Brothers Inc.,
                                   Chase Securities  Inc.,  Salomon Brothers Inc
                                   and   UBS   Securities   LLC,   the   initial
                                   purchasers of the Old Capital Securities (the
                                   "Initial  Purchasers"),   have  informed  the
                                   Company   and  the   Trust   that  they  each
                                   currently  intend to make a market in the New
                                   Capital Securities, they are not obligated to
                                   do so,  and any  such  market  making  may be
                                   discontinued  at  any  time  without  notice.
                                   Accordingly,  there can be no assurance as to
                                   the  development  or  liquidity of any market
                                   for the New Capital Securities. The Trust and
                                   the  Company  do  not  intend  to  apply  for
                                   listing of the New Capital  Securities on any
                                   securities  exchange or for quotation through
                                   the  National   Association   of   Securities
                                   Dealers Automated Quotation System.

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                                       15

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                          THE CIT GROUP HOLDINGS, INC.
                      SUMMARY CONSOLIDATED FINANCIAL DATA

      This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference.


                                                       Years Ended December 31,
                                       -------------------------------------------------------
                                       1996        1995         1994          1993        1992
                                       ----        ----         ----          ----        ----
                                                      Dollar amounts in millions

Finance income .................   $  1,646.2   $  1,529.2   $  1,263.8   $  1,111.9   $  1,091.5
Interest expense ...............        848.3        831.5        614.0        508.0        552.0
                                   ----------   ----------   ----------   ----------   ----------
   Net finance income ..........        797.9        697.7        649.8        603.9        539.5
Fees and other income ..........        244.1        184.7        174.4        133.8        113.8
                                   ----------   ----------   ----------   ----------   ----------
   Operating revenue ...........      1,042.0        882.4        824.2        737.7        653.3
                                   ----------   ----------   ----------   ----------   ----------
Salaries and general operating
   expenses ....................        393.1        345.7        337.9        282.2        261.6

Provision for credit
   losses ......................        111.4         91.9         96.9        104.9        103.2

Depreciation on operating lease
   equipment ...................        121.7         79.7         64.4         39.8         16.7
                                   ----------   ----------   ----------   ----------   ----------
   Operating expenses ..........        626.2        517.3        499.2        426.9        381.5
                                   ----------   ----------   ----------   ----------   ----------
Income before provision for
  income taxes and extraordinary
  item .........................        415.8        365.1        325.0        310.8        271.8
Provision for income taxes .....        155.7        139.8        123.9        128.5        105.3
                                   ----------   ----------   ----------   ----------   ----------
   Income before extraordinary
      item .....................   $    260.1   $    225.3   $    201.1   $    182.3   $    166.5
Extraordinary item-loss
  on early extinguishment
  of debt, net of income
  tax benefit ..................       --           --           --           --             (4.2)
                                   ----------   ----------   ----------   ----------   ----------
   Net Income ..................   $    260.1   $    225.3   $    201.1   $    182.3   $    162.3
                                   ==========   ==========   ==========   ==========   ==========


                                                       Years Ended December 31,
                                       -------------------------------------------------------
                                       1996        1995         1994          1993        1992
                                       ----        ----         ----          ----        ----
                                                      Dollar amounts in millions

Finance receivables ..............  $16,996.6    $15,795.5    $14,794.4     $12,624.1   $11.771.5
Reserve for credit losses ........     (220.8)      (206.0)      (192.4)       (169.4)     (158.5)
Net finance receivables ..........   16,775.8     15,589.5     14,602.0      12,454.7    11,613.0
Operating lease equipment, net ...    1,402.1      1,113.0        867.9         751.9       462.8
Total assets .....................   18,932.5     17,420.3     15,959.7      13,725.0    13,026.1
Capitalization:
  Commercial paper ...............    5,827.0      6,105.6      5,660.2       6,516.1     6,173.5
  Variable rate senior notes .....    3,717.5      3,827.5      3,812.5       1,686.5     1,477.8
  Fixed rate senior notes ........    4,761.2      3,337.0      2,619.4       2,389.0     2,476.6
  Subordinated fixed rate notes ..      300.0        300.0        300.0         200.0       200.0
  Stockholders' equity ...........    2,075.4      1,914.2      1,793.0       1,692.2     1,601.1
Ratio of total debt to
   stockholders' equity ..........     7.04-1       7.09-1       6.91-1        6.38-1      6.45-1

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                                       16

                                  RISK FACTORS

      Holders of the Old Capital Securities should carefully review the information contained elsewhere in this Prospectus and should particularly consider the following matters. Unless as otherwise stated or the context otherwise requires in the Risk Factors set forth below, the New Capital Securities and the Old Capital Securities will be referred to as the "Capital Securities," the New Junior Subordinate Debentures and the Old Junior
Subordinate Debentures will be referred to as the "Junior Subordinated Debentures," and the Old Guarantee and the New Guarantee will be referred to as the "Guarantee." To the extent any of the information contained or incorporated by reference in this Offering Memorandum constitutes a "forward-looking statement" as defined in Section 27A of the Securities Act or Section 21E of the Exchange Act, the risk factors set forth below are cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statement.

Ranking of Subordinated Obligations under the New Guarantee and the New Junior Subordinated Debentures

      The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures will be unsecured and rank subordinate and junior in right of payment to all Indebtedness of the Company. At December 31, 1996, the Indebtedness of the Company aggregated approximately $14.6 billion. Neither the Indenture, the Guarantee nor the Declaration (as defined herein) places any limitation on the amount of secured or unsecured Indebtedness that may be incurred by the Company. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures -- Subordination."

Status of Company as Holding Company

      As a holding company, the ability of the Company to make payments of interest and principal on the Junior Subordinated Debentures will be dependent primarily upon the receipt of dividends and other distributions from the Company's subsidiaries. The right of the Company to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), will be subject to the prior claims of creditors of that subsidiary, except to the extent that any claims of the Company as a creditor of such subsidiary may be recognized as such. Accordingly, the Capital Securities will effectively be subordinated to all existing and future liabilities and obligations of the Company's subsidiaries, and holders of the Capital Securities should look only to the assets of the Company for payments on the Capital Securities. As of December 31, 1996, the Company's subsidiaries had approximately $2.1 billion of indebtedness or other liabilities, in addition to other contractual obligations.

Enforcement of Certain Rights by Holders of Capital Securities

      If a Trust Enforcement Event (as defined herein) occurs and is continuing, then the holders of Capital Securities would rely on the enforcement by the Property Trustee (as defined herein) of its rights as a holder of the Junior Subordinated Debentures against the Company. The holders of a majority in liquidation amount of the Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Junior Subordinated Debentures. If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity.

      If the Company were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. However, in the event the Company failed to pay interest on or principal of the Junior Subordinated Debentures on the payment date on which such payment is due and payable, then a holder of Capital Securities may directly institute a proceeding against the Company under the Indenture for enforcement of payment to such holder of the interest on or principal of such Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Capital Securities under the Declaration to the extent of any payment made by the Company to such holder of Capital Securities in such Direct Action. Except as set forth herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of Junior Subordinated Debentures or assert directly any other rights in respect of the Junior
Subordinated Debentures. See "Description of New Capital Securities -- Enforcement of Certain Rights by Holders of New Capital Securities",
"Description of New Guarantee" and "Description of New Junior Subordinated Debentures -- Indenture Events of Default." The Declaration provides that each holder of New Capital Securities by acceptance thereof agrees to the provisions of the New Guarantee and the Indenture.

Option to Extend Interest Payment Period; Tax Consequences

      The Company will have the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Capital Securities by the Trust will be deferred during any such Extension Period but would continue to accumulate at the rate of 7.70% per annum, compounded semi-annually during any such Extension Period. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. See "Description of New Capital Securities -- Distributions" and "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period."

      Should the Company defer payment of interest on the Junior Subordinated Debentures, a holder of Capital Securities will be required to accrue income (in the form of OID) for United States federal income tax purposes in respect of its pro rata share of the Junior Subordinated Debentures held by the Trust (which will include a holder's pro rata share of the stated interest and the de minimus OID on the Junior Subordinated Debentures). As a result, a holder of Capital Securities will include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Capital Securities prior to the record date for the payment of Distributions with respect to such Extension Period. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

      The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures. However, should the Company elect to exercise such right in the future, the market price of the Capital Securities is likely to be adversely affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, as a result of the Company's right to defer interest payments, the market price of the Capital Securities (which represent preferred undivided beneficial interests in the Junior Subordinated Debentures) may be more volatile than the market prices of other similar securities where the issuer does not have such right to defer interest payments.

Special Event Redemption; Proposed Tax Legislation

     Upon the occurrence and continuation of a Special Event, the Company will have the right, subject to any necessary prior approval of the Regulatory Authorities and the further conditions described under "Description of New Junior Subordinated Debentures -- Redemption," to redeem the Junior Subordinated Debentures in whole (but not in part), for 100% of the principal amount plus accrued and unpaid interest, within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Capital Securities and Common Securities. A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event (each as defined herein).

      On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions on a debt instrument that had a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debentures, the Company would not be able to deduct the interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters (the "Democrat Letters") to Treasury Department officials concurring with the view expressed in the Joint Statement. The 104th Congress adjourned without enacting the Bill. Similar legislation was reproposed by the Treasury Department on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"). The Proposed Legislation would, however, generally deny an interest deduction with respect to an instrument not shown as indebtedness on the separate or consolidated balance sheet of the issuer (as described above) and with a maximum term of more than 15 years (as contrasted to a maximum term of more than 20 years under the provision of the Bill). Such provision is proposed to be effective generally for instruments issued on or after the date of the first committee action. If the effective date contained in the Proposed Legislation is followed, the above-described provision would not apply to the Junior Subordinated Debentures. There can be no assurance however, that current or future legislative or administrative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit the Company, upon receiving an opinion of counsel, to cause a redemption of the Capital Securities or to dissolve the Trust and distribute the Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, as described more fully under "Description of New Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Junior Subordinated Debentures."

Liquidation Distribution of Junior Subordinated Debentures

      Upon the occurrence and continuation of a Special Event the Company will have the right, subject to any necessary prior approval of the Regulatory Authorities, to dissolve the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Capital Securities and the Common Securities in liquidation of the Trust. In addition, upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to such holders. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution by the Trust of the Junior Subordinated Debentures pursuant to a liquidation of the Trust will not be a taxable event to the Trust or to holders of the Capital Securities, and will result in a holder of the Capital Securities receiving directly such holder's pro rata share of the Junior Subordinated Debentures

(previously held indirectly through the Trust). If, however, the Trust is liquidated because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures as a result of the occurrence of a Tax Event or otherwise, the distribution of Junior Subordinated Debentures to holders of the Capital Securities by the Trust could be a taxable event to the Trust and each holder, and holders of the Capital Securities may be required to recognize gain or loss as if they had exchanged their Capital Securities for the Junior Subordinated Debentures they received upon the liquidation of the Trust. See "Certain United States Federal Income Tax Consequences -- Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for
Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive on liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of New Capital Securities -- Redemption -- Special Event Redemption or Distribution of New Junior Subordinated Debentures" and "Description of New Junior Subordinated Debentures -- General."

Limited Voting Rights

      Holders of Capital Securities generally will have limited voting rights relating only to the modification of the Capital Securities and certain other matters described herein. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace any of the Trustees (as defined below), which voting rights are vested exclusively in the holder of the Common Securities. The Trustees and the Company may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes; provided, however, that such action shall not adversely affect in any material respect the interests of such holders. See "Description of Capital Securities -- Voting Rights; Amendment of the Declaration."

Bank Regulatory Restrictions on Operations of the Trust

      Because the Trust is a subsidiary of the Company and the Company is a subsidiary of DKB, the Trust and its activities are subject to examination and regulation by the Regulatory Authorities. Under certain circumstances, including any determination that the Company's relationship to the Trust results in an unsafe and unsound banking practice, the Regulatory Authorities will have the authority to issue orders which could restrict the ability of the Trust to make distributions on or to redeem the Capital Securities.

Market Prices

      There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for
Capital Securities if a termination of the Trust occurs. Accordingly, the Capital Securities that an investor may purchase whether pursuant to the offer made hereby or in the secondary market, or the Junior Subordinated Debentures that a holder of Capital Securities may receive in liquidation of the Trust, may trade at a discount from the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures in liquidation of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Capital Securities are also making an investment decision with regard to the Junior Subordinated Debentures and should carefully review all the information regarding the Junior Subordinated Debentures contained herein. See "Description of the New Junior Subordinated Debentures."

Consequences of a Failure to Exchange Old Capital Securities

      The Old Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Old Capital
Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Old Capital Securities which remain outstanding will not be entitled to any rights to have such Old Capital Securities registered under the Securities Act or to any similar rights under the Registration Rights Agreement (subject to certain limited exceptions). The Company and the Trust do not intend to register under the Securities Act any Old Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable).

      To the extent that Old Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Capital Securities could be adversely affected. In addition, although the Old Capital Securities have been designated for trading in the Private Offerings, Resale and Trading through Automatic Linkages ("PORTAL") market, to the extent that Old Capital Securities are tendered and accepted in connection with the Exchange Offer, any trading market for Old Capital Securities which remain outstanding after the Exchange Offer could be adversely affected.

      The New Capital Securities and any Old Capital Securities which remain outstanding after consummation of the Exchange Offer will constitute a single series of Capital Securities under the Trust Agreement and, accordingly, will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration of Trust. See "Description of the New Capital Securities."

      The Company has agreed that, if the Exchange Offer is not consummated within 30 days of the effective date hereof, cash penalty amounts may be payable by the Company to the holders of the Old Capital Securities. See "Description of The Old Securities" and "The Exchange Offer."

Absence of a Public Market

      The Old Capital Securities were issued to, and the Company believes are currently owned by, a relatively small number of beneficial owners. The Old Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for the New Capital Securities. Although the New Capital Securities will generally be permitted to be resold or otherwise transferred by the holders (who are not affiliates of the Company or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. The Company and the Trust have been advised by the Initial Purchasers that the Initial Purchasers presently intend to make a market in the New Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the New Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the New Capital Securities or the Old Capital Securities or as to the liquidity of or the trading market for the New Capital Securities or the Old Capital Securities. If an active public market does not develop, the market price and liquidity of the New Capital Securities may be adversely affected.

      If a public trading market develops for the New Capital Securities, future trading prices of such securities will depend on many factors, including, among other things, prevailing interest rates, results of operations and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the New Capital Securities may trade at a discount.

      Notwithstanding the registration of the New Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the

Securities Act) of the Company or the Trust may publicly offer for sale or resell the New Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

      Each broker-dealer that receives New Capital Securities for its own account in exchange for Old Capital Securities, where such Old Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

      Issuance of the New Capital Securities in exchange for Old Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Old Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Capital Securities desiring to tender such Old Capital Securities in exchange for New Capital Securities should allow sufficient time to ensure timely delivery. The Trust is under no duty to give notification of defects or irregularities with respect to the tenders of Old Capital Securities for exchange.

Ratings

     The Old Capital Securities are rated aa3 by Moody's, A by Standard & Poor's and A by Duff & Phelps. It is expected that the New Capital Securities will be rated aa3 by Moody's, A by Standard & Poor's and A by Duff & Phelps. There can be no assurance that any rating will remain in effect for the New Capital Securities for any given period of time or that a rating will not be lowered or withdrawn by the assigning rating agency if, in its judgment, circumstances so warrant. There can be no assurance whether any other rating agency will rate the New Capital Securities, or if one does, what rating would be assigned by such rating agency. A security rating in not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                                 USE OF PROCEEDS

      Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. The New Capital Securities will be exchanged for Old Capital Securities in like Liquidation Amounts which will be retired and cancelled.

      All of the proceeds from the sale of the Old Capital Securities were invested by the Trust in the Old Junior Subordinated Debentures. The net proceeds from the sale of such Old Junior Subordinated Debentures will provide additional working funds for the Company and its subsidiaries and be used initially to reduce short-term borrowings (presently represented by commercial paper) incurred primarily for the purpose of originating and purchasing receivables in the ordinary course of business. The amounts which the Company itself may use in connection with its business and which the Company may furnish to particular subsidiaries are not now determinable. From time to time the Company may also use the proceeds to finance the bulk purchase of receivables and/or the acquisition of other finance-related businesses.

                       RATIO OF EARNINGS TO FIXED CHARGES

      The Company's consolidated ratios of earnings to fixed charges for each of the periods indicated are set forth below:

                                                              Years Ended December 31,
                                                    --------------------------------------------
                                                    1996       1995     1994      1993      1992
                                                    ----       ----     ----      ----      ----
                                                                   Dollar Amounts in Millions

Net income ...............................       $ 260.1     $ 225.3   $ 201.1   $ 182.3   $ 162.3
Provision for income taxes ...............         155.7       139.8     123.9     128.5     105.3
Extraordinary item-loss
 on early extinguishment
 of debt, net of income tax benefit ......          --          --        --        --         4.2
                                                 -------    --------   -------   -------   -------
Earnings before provision for
 income taxes and extraordinary item .....         415.8       365.1     325.0     310.8     271.8
                                                 -------    --------   -------   -------   -------
Fixed Charges:
   Interest and debt expenses
    on indebtedness ......................         848.3       831.5     614.0     508.0     552.0
   Interest factor--one third of rentals
    on real and personal properties ......           8.1         7.9       7.9       8.0       8.3
                                                 -------    --------   -------   -------   -------
Total fixed charges ......................         856.4       839.4     621.9     516.0     560.3
                                                 -------    --------   -------   -------   -------
      Total earnings before provisions for
       income taxes, extraordinary item
       and fixed charges .................      $1,272.2    $1,204.5   $ 946.9   $ 826.8   $ 832.1
                                                ========    ========   =======   =======   =======
Ratios of Earnings to Fixed Charges ......          1.49        1.44      1.52      1.60      1.49

                              ACCOUNTING TREATMENT

      For financial reporting purposes, the Trust will be treated as a subsidiary of the Company and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of the Company. The Capital Securities will be presented in the consolidated balance sheet of the Company as a separate line item directly above stockholders' equity and captioned "Redeemable Preferred Capital Securities of subsidiary holding solely parent company's debentures" and appropriate disclosures about the Capital Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Company will record Distributions payable on the Capital Securities as an expense in its consolidated statements of income.

                                 CAPITALIZATION

      The following table sets forth the unaudited historical consolidated capitalization of the Company and its subsidiaries as of December 31, 1996, and as adjusted to give effect to the consummation of the offering of the Capital Securities hereby.

                                                          At December 31
                                                       1996        Pro forma
                                                    ---------      ---------
                                                          in Millions

Commercial paper ...............................    $ 5,827.0     $ 5,827.0
Variable rate senior notes .....................      3,717.5       3,717.5
Fixed rate senior and
   subordinated notes ..........................      5,061.2       5,061.2
                                                    ---------     ---------
    Total debt .................................     14,605.7      14,605.7
Redeemable Preferred Capital
  Securities of subsidiary holding
  solely parent company's debentures (1) .......       --             250.0
Stockholders' equity ...........................      2,075.4       2,075.4
                                                    ---------     ---------
    Total capitalization .......................    $16,681.1     $16,931.1
                                                    =========     =========
---------
(1) The Redeemable Preferred Capital Securities of subsidiary holding solely parent company's debentures reflects the Capital Securities. The Trust is a wholly owned subsidiary of the Company and holds the Junior Subordinated Debentures as its sole asset.

                                    THE TRUST

      The Trust is a statutory business trust formed under the Delaware Business Trust Act, as amended (the "Trust Act"), pursuant to a declaration of trust (as so amended and restated, the "Declaration") and the filing of a certificate of trust as filed with the Secretary of State of the State of Delaware. The Company acquired Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Trust. The Trust used all of the proceeds derived from the issuance of the Old Capital Securities and the Common Securities to purchase the Old Junior Subordinated Debentures and, accordingly, the assets of the Trust consist solely of the Old Junior Subordinated Debentures. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust and effecting the Exchange Offer for the New Capital Securities,
(ii) investing the gross proceeds from the sale of the Trust Securities in the Old Junior Subordinated Debentures, (iii) exchanging the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures in the Exchange Offer, and
(iv) engaging in only those other activities necessary or incidental thereto.

      Pursuant to the Declaration, there are initially five trustees (the "Trustees") for the Trust. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of or who are affiliated with the Company. The fourth trustee is a financial institution that is unaffiliated with the Company (the "Property Trustee"). The fifth trustee is an entity that maintains its principal place of business in the State of Delaware and otherwise meets the requirements of applicable law (the "Delaware Trustee"). Initially, The Bank of New York is acting as Property Trustee, and its affiliate, The Bank of New York (Delaware), is acting as Delaware Trustee until, in each case, removed or replaced by the holder of the Common Securities. The Bank of New York is also acting as trustee under the Guarantee (the "Guarantee Trustee").

      The  Property  Trustee  will  hold  title to the New  Junior  Subordinated
Debentures for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges with respect to the New Junior Subordinated Debentures under the Indenture (as defined herein) as the holder of the New Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the New Junior Subordinated Debentures for the benefit of the holders of the Trust Securities. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the Capital Securities. The Company, as the holder of all the Common Securities, will have the right to appoint, remove or replace any of the Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall be at least three; provided further that at least one Trustee shall be a Delaware Trustee, at least one Trustee shall be the Property Trustee and at least one Trustee shall be a Regular Trustee.

      Under the Indenture the Company, as borrower, has paid and agreed to continue to pay all fees and expenses related to the organization and operations of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust) and the offering of the Capital Securities and be responsible for all debts and obligations of the Trust (other than with respect to the Capital Securities). See "Description of New Capital Securities -- Expenses and Taxes."

      For so long as the Capital Securities remain outstanding, the Company will covenant (i) to maintain directly or indirectly 100% ownership of the Common Securities, (ii) to cause the Trust to remain a statutory business trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the Declaration, (iii) to use its commercially reasonable efforts to ensure that the Trust will not be an "investment company" for purposes of the Investment Company Act of 1940, as amended, and (iv) to take no action that would be reasonably likely to cause the Trust to be classified as an association or a publicly traded partnership taxable as a corporation for United States federal income tax purposes.

      The rights of the holders of the Capital Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Trust Act. See "Description of New Capital Securities." The Declaration and the New Guarantee also incorporate by reference the terms of the Trust Indenture Act.

      The location of the principal executive office of the Trust is c/o The CIT Group Holdings, Inc., Attn. Chief Financial Officer, 1211 Avenue of the Americas, New York, New York 10036 and its telephone number is (212) 536-1950.

                                   THE COMPANY

      The CIT Group Holdings, Inc. (the "Company"), a Delaware corporation, is a successor to a company founded in St. Louis, Missouri on February 11, 1908. It has its principal executive offices at 1211 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 536-1950. The Company, operating directly or through its subsidiaries primarily in the United States, engages in financial services activities through a nationwide distribution network. The Company provides financing primarily on a secured basis to commercial borrowers, ranging from middle-market to larger companies, and to a lesser extent to consumers. While these secured lending activities reduce the risk of losses from extending credit, the Company's results of operations can also be affected by other factors, including general economic conditions, competitive conditions, the level and volatility of interest rates, concentrations of credit risk, and government regulation and supervision. The Company does not finance the development or construction of commercial real estate. The Company has eight strategic business units which offer commercial and consumer financing, and factoring products and services to clients.

      The Dai-Ichi Kangyo Bank, Limited ("DKB") owns eighty percent (80%) of the issued and outstanding shares of common stock of the Company. DKB purchased a sixty percent (60%) common stock interest in the Company from Manufacturers Hanover Corporation ("MHC") at year-end 1989 and acquired an additional twenty percent (20%) common stock interest in the Company on December 15, 1995 from CBC Holding (Delaware) Inc. (formerly known as MHC Holdings (Delaware) Inc.) ("CBC Holding"). DKB has an option, expiring December 15, 2000, to purchase the remaining twenty percent (20%) common stock interest from CBC Holding and its parent.

      CBC Holding became a direct, wholly owned subsidiary of Chemical Banking Corporation ("CBC") after the merger between MHC and CBC on December 31, 1991. On March 31, 1996, CBC was merged into The Chase Manhattan Corporation ("CMC"), and CMC became the sole stockholder of CBC Holding.

      In accordance with a stockholders agreement among DKB, CMC, as direct successor to CBC and indirect successor to MHC, and the Company, dated as of December 29, 1989, as amended by an Amendment to Stockholders' Agreement, dated December 15, 1995 (the "Stockholders Agreement"), one nominee of the Board of Directors is designated by CMC. The Stockholders Agreement also contains restrictions with respect to the transfer of the stock of the Company to third parties.

BUSINESS AND SERVICES

Commercial Lending and Leasing

Business Credit

     The CIT Group/Business Credit offers revolving and term loans secured by accounts receivable, inventories and fixed assets to medium and larger-sized companies. Such loans are used by clients primarily for acquisitions, refinancings, debtor-in-possession and turnaround financings. The CIT Group/Business Credit sells participation interests in such loans to other lenders and will occasionally purchase participation interests in such loans originated by other lenders. Business is developed through direct calling efforts and through other sources originated by new business development officers. The CIT Group/Business Credit is headquartered in New York City, with sales and customer service offices in New York, Chicago, Dallas, Los Angeles, Atlanta and Charlotte.

Capital Equipment Financing

     The CIT Group/Capital Equipment Financing specializes in customized secured financing and leasing for medium-sized and large corporations in the form of single investor leases, debt and equity portions of leveraged leases, operating leases, direct loans, and sale and leaseback arrangements for major capital equipment and other income producing assets. Such business is developed directly with large companies and through third parties. A business group within The CIT Group/Capital Equipment Financing augments its marketing efforts and provides services relating to its area of expertise. The CIT Group/Capital Investments is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. and acts as an agent, broker, and advisor in financing and leasing transactions. To strategically align all small to medium-ticket equipment financing into a single nationwide franchise, The CIT Group/Capital
Equipment Financing, during January 1997, transferred $1.5 billion of its equipment related portfolio to and consolidated certain operations with The CIT Group/Industrial Financing. The CIT Group/Capital Equipment Financing is headquartered in New York City, with sales offices in twenty cities, including New York, Chicago and Los Angeles.

Credit Finance

     The CIT Group/Credit Finance offers revolving and term loans to small and medium-sized companies secured by accounts receivable, inventories, and fixed assets. Such loans are used by clients for working capital, in refinancings, acquisitions, leveraged buyouts, reorganizations, restructurings, turnarounds and Chapter 11 financing and confirmation plans. Business is developed through direct calling efforts and through other sources developed by new business development officers. The CIT Group/Credit Finance is headquartered in New York City, with sales and customer service offices in New York, Chicago and Los Angeles and loan production offices in five other cities.

Industrial Financing

     The CIT Group/Industrial Financing offers secured equipment financing and leasing products, including direct secured loans, leases, revolving lines of credit, sale and leaseback arrangements, vendor financing and specialized wholesale and retail financing for distributors and manufacturers, portfolio acquisition, business aircraft financing, third party financing and medical equipment financing. The CIT Group/Industrial Financing is headquartered in Livingston, New Jersey with a nationwide network of local offices and sales offices in twenty-two cities, including Tempe, Arizona and Atlanta, Georgia, which also serve as regional and customer service offices.

Commercial Services

     The CIT Group/Commercial Services offers a full range of domestic and international customized credit protection and lending services. These services include factoring, working capital and term loans, receivable management outsourcing, bulk purchases of accounts receivable, import and export financing and letter of credit programs. The CIT Group/Commercial Services is headquartered in New York City, with full service offices in New York, Los Angeles, Dallas and Charlotte and sales offices in Miami and Hong Kong.
Bookkeeping and collection functions are located in a service center in Danville, Virginia.

Consumer Related  Lending

Consumer Finance

     The CIT Group/Consumer Finance offers loans and lines of credit secured primarily by first or second mortgages on residential real estate. The CIT Group/Consumer Finance originates business through various channels including direct marketing to consumers, mortgage brokers and correspondent institutional relationships. This business is headquartered in Livingston, New Jersey with 25 offices servicing brokers in over 40 states. Three regional correspondent offices purchase loans from third parties. A national home equity center engages in nationwide direct marketing. Servicing and collection support is provided by The CIT Group/Sales Financing asset service center located in Oklahoma City, Oklahoma and by The CIT Group/ Consumer Finance quality control and document center located in Marlton, New Jersey.

Sales Financing

     The CIT Group/Sales Financing, working through dealers, manufacturers and brokers provides retail secured financing on a nationwide basis for the purchase of recreational vehicles, manufactured housing and recreational boats. The CIT Group/Sales Financing also purchases portfolios of these assets from banks, savings and loans, investment banks and others, offers to manufacturers retail and wholesale "private label" financing programs, and provides servicing for portfolios owned by other financial institutions, U.S. government agencies, and securitization trusts. The CIT Group/Sales Financing is headquartered in Livingston, New Jersey with an asset service center in Oklahoma City, Oklahoma, and covers the United States from six regional business centers located in Atlanta, Boston, Kansas City, Sacramento, Oklahoma City and Seattle.

Other

Equity Investments and Venture Capital

     The CIT Group/Equity Investments and its subsidiary The CIT Group/Venture Capital originate and participate in merger and acquisition transactions, purchasing private equity and equity-related securities, and arranging transaction financing. These units also invest in emerging growth opportunities in selected industries, including the life sciences, information technology, communications and consumer products. Business is developed through direct solicitation, or through referrals from investment banking firms, financial intermediaries, or the Company's other business units. The CIT Group/Venture Capital is a federal licensee under the Small Business Investment Act of 1958. The CIT Group/Equity Investments and The CIT Group/Venture Capital are headquartered in Livingston, New Jersey.

Multi-National Marketing

     Supplementing the Company's marketing efforts, the Company's Multi-National Marketing Group promotes the services of the Company's various business units to the U.S. subsidiaries of foreign corporations in need of asset-based financing. Business is developed through referrals from DKB and through direct calling efforts. The Multi-National Marketing Group is located in New York City.

REGULATION

      DKB is a bank holding company within the meaning of the Bank Holding Company Act of 1956 (the "Act"), and is registered as such with the Federal Reserve Board. As a result, DKB and the Company are subject to certain provisions of the Act. In general, the Act limits the activities in which a bank holding company and its subsidiaries may engage to those of banking or managing or controlling banks or performing services for their subsidiaries and to continuing activities which the Federal Reserve Board has determined to be "so closely related to banking or managing or controlling banks as to be a proper incident thereto." The Company's current principal business activities constitute permissible activities for a subsidiary of a bank holding company.

      The operations of the Company and its subsidiaries are subject, in certain instances, to supervision and regulation by governmental authorities and may be subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, regulating customers' insurance coverages, requiring disclosures to customers, governing secured transactions, and setting collection, repossession, and claims handling procedures and other trade practices. In most states the consumer sales finance and loan business and the consumer second mortgage and home equity line of credit businesses are subject to licensing or regulation. In some states the industrial finance business is subject to similar licensing or regulation. The consumer second mortgage, home equity line of credit, sales finance, and loan businesses, including those conducted by the Company, are also subject to a number of Federal statutes, including the Federal Consumer Credit Protection Act, which requires, among other things, disclosure of the finance charge in terms of an annual percentage rate, as well as the total dollar cost.

      In the judgment of management, existing statutes and regulations have not had a materially adverse effect on the business conducted by the Company and its subsidiaries. However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders, or interpretations, nor their impact upon the future business, earnings, or otherwise, of the Company and its subsidiaries.

      The Company is not itself a bank holding company and hence the Regulatory Authorities do not require the Company separately to maintain any specified levels of capital. DKB is required by MOF to maintain certain levels of capital for bank regulatory purposes.

                               THE EXCHANGE OFFER

Purpose and Effect

      In connection with the sale of the Old Capital Securities, the Company and the Trust entered into the Registration Rights Agreement with the Initial Purchasers, pursuant to which the Company and the Trust agreed, among other things, to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Old Capital Securities for capital securities with terms identical in all material respects to the terms of the Old Capital Securities. A copy of the Registration Rights Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is being made to satisfy the contractual obligations of the Company and the Trust under the Registration Rights Agreement. The form and terms of the New Capital Securities are identical in all material respects to the form and terms of the Old Capital Securities except that the New Capital Securities have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the Old Capital Securities and will not provide for any increase in the Distribution rate thereon. In that regard, the Old Capital Securities provide, among other things, that, if the Exchange Offer is not consummated by September 23, 1997, additional interest (the "Additional Interest") will become payable in respect of the Old Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period), and corresponding additional distributions (the "Additional
Distributions") will become payable on the Old Capital Securities, at the rate of 0.25% per annum applicable to the principal amount of the Old Junior Subordinated Debentures or the liquidation amount of Old Capital Securities, as the case may be, for the period from and including such date to, but excluding, the date on which the Exchange Offer is consummated. All accrued Additional Interest (and corresponding Additional Distributions) will be paid by the Company on each Distribution payment date to DTC by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities."

      The Exchange Offer is not being made to, nor will the Company or the Trust accept tenders for exchange from, holders of Old Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Old Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Old Capital Securities are held of record by The Depository Trust Company who desires to deliver such Old Capital Securities by book-entry transfer at The Depository Trust Company.

      Pursuant to the Exchange Offer, the Company will exchange as soon as practicable after the date hereof, the Old Guarantee for the New Guarantee and all of the Old Junior Subordinated Debentures, of which $257,732,000 aggregate principal amount is outstanding, for like aggregate principal of the New Junior Subordinated Debentures. The New Guarantee and New Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange

      The Company and the Trust hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $250,000,000 aggregate liquidation amount of New Capital Securities for a like aggregate liquidation amount of Old Capital Securities properly tendered on or prior to the Expiration Date (as defined below) and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate liquidation amount of up to $250,000,000 of New Capital Securities in exchange for a like principal amount of outstanding Old Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Old Capital Securities in any integral multiple of $1,000. The Exchange Offer is not conditioned upon any minimum liquidation amount of Old Capital Securities being tendered. As of the date of this Prospectus $250,000,000 aggregate liquidation amount of the Old Capital Securities is outstanding.

      Holders of Old Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Old Capital Securities which are not tendered for, or are tendered but not accepted in connection with the Exchange Offer, will remain outstanding and be entitled to the benefits of the Declaration of Trust, but will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances. See "Risk Factors -- Consequences of a Failure to Exchange Old Capital Securities" and "Description of the Old Securities." If any tendered Old Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Old Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Capital Securities in connection with the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "-- Fees and Expenses."

      NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE TRUSTEES OF THE TRUST MAKE ANY RECOMMENDATION TO HOLDERS OF OLD CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD CAPITAL SECURITIES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF OLD CAPITAL SECURITIES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

Expiration Date; Extensions; Amendments

      The term "Expiration Date" means 5:00 p.m., New York City time, on , 1997 unless the Exchange Offer is extended by the Company and the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). The Company and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Old Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) if the Company and the Trust determine, in their sole and absolute discretion, that any of the events or conditions referred to under "-- Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Old Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Old Capital Securities to withdraw their tendered Old Capital Securities as described under "-- Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange Offer is amended in a manner determined by the Company and the Trust to constitute a material change, or if the Company and the Trust waive a material condition of the Exchange Offer, the Company or the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company or the Trust may choose to make any public announcement and subject to applicable law, neither the Company nor the Trust shall have any obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance or Exchange and Issuance of New Capital Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Company and the Trust will exchange, and will issue to the Exchange Agent, New Capital Securities for Old Capital Securities validly tendered and not withdrawn (pursuant to the withdrawal rights described under "-- Withdrawal Rights") promptly after the Expiration Date. In all cases, delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) Old Capital Securities or a book-entry confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at The Depositary Trust Company ("DTC"), (ii) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and (iii) any other documents required by the Letter of Transmittal.

      The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of Old Capital Securities into the Exchange Agent's account at DTC.

      Subject to the terms and conditions of the Exchange Offer, the Company and the Trust will be deemed to have accepted for exchange, and thereby exchanged, Old Capital Securities validly tendered and not withdrawn as, if and when the Company or the Trust gives oral or written notice to the Exchange Agent of the Company's and the Trust's acceptance of such Old Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Company and the Trust for the purpose of receiving tenders of Old Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving Old Capital Securities, Letters of Transmittal and related documents and transmitting New Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Old Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Company's and the Trust's acceptance for exchange of Old Capital Securities) or the Company or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Old Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Company or the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Company and the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Old Capital Securities and such Old Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "-- Withdrawal Rights."

      Pursuant to the Letter of Transmittal, a holder of Old Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Old Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Old Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Old Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Company, the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Old Capital Securities tendered pursuant to the Exchange Offer.

Procedures For Tendering Old Capital Securities

      Valid Tender. Except as set forth below, in order for Old Capital Securities to be validly tendered pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent," and either (i) tendered Old Capital Securities must be received by the Exchange Agent, or (ii) such Old Capital Securities must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the Exchange Agent, in each case on or prior to the Expiration Date, or (iii) the guaranteed delivery procedures set forth below must be complied with.

      If less than all of the Old Capital Securities are tendered, a tendering holder should fill in the amount of Old Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER, AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL, RETURN RECEIPT REQUESTED, PROPERLY INSURED, OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

      Book Entry Transfer. The Exchange Agent will establish an account with respect to the Old Capital Securities at DTC for purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Old Capital Securities by causing DTC to transfer such Old Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's procedures for transfers. However, although delivery of Old Capital Securities may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case be delivered to and received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with.

      DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH DTC'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

      Signature Guarantees. Certificates for the Old Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Old Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Old Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Guaranted Delivery. If a holder desires to tender Old Capital Securities pursuant to the Exchange Offer and the certificates for such Old Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or before the Expiration Date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Old Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

           (i) such tenders are made by or through an Eligible Institution;

           (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to Expiration Date; and

           (iii) the certificates (or a book-entry confirmation) representing all tendered Old Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within five New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      Notwithstanding any other provision hereof, the delivery of New Capital Securities in exchange for Old Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of Old Capital Securities, or of a book-entry confirmation with respect to such Old Capital Securities, and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of New Capital Securities might not be made to all tendering holders at the same time, and will depend upon when Old Capital Securities, book-entry confirmations with respect to Old Capital Securities and other required documents are received by the Exchange Agent.

      The acceptance by the Company and the Trust for exchange of Old Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder, the Company and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Old Capital Securities will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. The Company and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the view of counsel to the Company and the Trust, be unlawful. The Company and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Old Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The Company and the Trust's interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Old Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Company, the Trust, any affiliates or assigns of the Company, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Company or the Trust, proper evidence satisfactory to the Company or the Trust, in its sole discretion, of such person's authority to so act must be submitted.

      A beneficial owner of Old Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial holder wishes to participate in the Exchange Offer.

Resales of New Capital Securities

      The Company and the Trust are making the Exchange Offer for the Old Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Company nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance, and subject to the two immediately following sentences, the Company and the Trust believe that New Capital Securities issued pursuant to this Exchange Offer in exchange for Old Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities
Act) of such New Capital Securities. However, any holder of Old Capital Securities who is an "affiliate" of the Company or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing New Capital Securities, or any broker-dealer who purchased Old Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Old Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Old Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Old Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Old Capital Securities for New Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such New Capital Securities.

      Each holder of Old Capital Securities who wishes to exchange Old Capital Securities for New Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Company or the Trust, (ii) any New Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such New Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such New Capital Securities. In addition, the Company and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Company and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives New Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an
"underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company and the Trust believe that broker-dealers who acquired Old Capital Securities for their own accounts as a result of market-making activities or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Capital Securities received upon exchange of such Old Capital Securities (other than Old Capital Securities which represent an unsold allotment from the original sale of the Old Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities where such Old Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Capital Securities Registration Rights Agreement, the Company and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Expiration Date or, if earlier, when all such New Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Participating Broker-Dealer who surrenders Old Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreements, such Participating Broker-Dealer will suspend the sale of New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Company or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company or the Trust has given notice that the sale of the New Capital Securities (or the New Guarantee or the New Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Old Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "-- Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Old Capital Securities to be withdrawn, the aggregate principal amount of Old Capital Securities to be withdrawn, and (if certificates for such Old Capital Securities have been tendered) the name of the registered holder of the Old Capital Securities as set forth on the Old Capital Securities, if different from that of the person who tendered such Old
Capital Securities. If Old Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such Old Capital Securities, the tendering holder must submit the serial numbers shown on the particular Old Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Old Capital Securities tendered for the account of an Eligible Institution. If Old Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "-- Procedures for Tendering Old Capital Securities," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Old Capital Securities, in which case a notice of withdrawal will be effective if delivered to the Exchange Agent by written, telegraphic, telex or facsimile transmission. Withdrawals of tenders of Old Capital Securities may not be rescinded. Old Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "-- Procedures for Tendering Old Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. Neither the Company, the Trust, any affiliates or assigns of the Company, the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Old Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on the New Capital Securities

      Holders of Old Capital Securities whose Old Capital Securities are accepted for exchange will not receive accumulated Distributions on such Old Capital Securities for any period from and after the last Distribution Date with respect to such Old Capital Securities prior to the original issue date of the New Capital Securities or, if no such Distributions have been made, will not receive any accumulated Distributions on such Old Capital Securities, and will be deemed to have waived the right to receive any Distributions on such Old Capital Securities accumulated from and after such Distribution Date or, if no such Distributions have been made, from and after February 25, 1997. However, because Distributions on the New Capital Securities will accumulate from February 25, 1997, the amount of the Distributions received by holders whose Old Capital Securities are accepted for exchange will not be affected by the exchange.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Trust will not be required to accept for exchange, or to exchange, any Old Capital Securities for any New Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

           (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the New Capital Securities issued pursuant to the Exchange Offer in exchange for Old Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such New Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such New Capital Securities;

           (b) any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body with respect to the Exchange Offer which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

           (c) any law, statute, rule or regulation shall have been adopted or enacted which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

           (d) a banking moratorium shall have been declared by United States federal or Delaware or New York state authorities which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer;

            (e) trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended by order of the Commission or any other governmental authority which, in the Company's and the Trust's judgment, would reasonably be expected to impair the ability of the Company or the Trust to proceed with the Exchange Offer; or

            (f) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement or proceedings shall have been initiated or, to the knowledge of the Company or the Trust, threatened for that purpose; or

            (g) any change, or any development involving a prospective change, in the business or financial affairs of the Company or the Trust or any of their subsidiaries have occurred which, in the sole judgment of the company and the Trust, might materially impair the ability of the Company or the Trust to proceed with the Exchange Offer.

      If the Company and the Trust determine in their sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company and the Trust may, subject to applicable law, terminate the Exchange Offer (whether or not any Old Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company and the Trust will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders of the Old Capital Securities, and the Company and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

                              The Bank of New York
                               101 Barclay Street
                                  Floor 21 West
                            New York, New York 10286
                    Attention: Corporate Trust Administration
                              Telephone: (212) 815-
                            Facsimile: (212) 815-5595

      Delivery to other than the above address or facsimile number will not constitute a valid delivery.

Fees and Expenses

      The Company has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Old Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Old Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Old Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither the Company nor the Trust will make any payment to brokers, dealers or others soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF NEW CAPITAL SECURITIES

      Pursuant to the terms of the Declaration of Trust, the Regular Trustees, on behalf of the Trust, have issued the Old Capital Securities and the Common Securities, and will issue the New Capital Securities. The New Capital Securities will represent undivided beneficial interests in the assets of the Trust and the holders thereof will be entitled to a preference with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities. The Declaration of Trust has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the Trust Act.

      This summary of certain provisions of the New Capital Securities, the Common Securities and the Declaration of Trust does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration of Trust, including the definitions therein of certain terms. The term "Capital Securities" used in this section refers to the New Capital Securities, which will have substantially identical terms to the Old Capital Securities. See "Description of Old Securities." The term "Guarantee" refers to the New Guarantee, which will have identical terms to the Old Guarantee. See "The New Guarantee."

General

      The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities, except as described under "-- Subordination of Common Securities." Legal title to the New Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The Guarantee executed by the Company for the benefit of the holders of the Capital Securities will be a guarantee on a subordinated basis with respect to the Capital Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of the Capital Securities when the Trust does not have sufficient funds available to make such payments. See "Description of Guarantee." The Company's obligations under the Guarantee, taken together with its obligations under the New Junior Subordinated Debentures and the Indenture, including its obligation to pay all costs, expenses and liabilities of the Trust (other than with respect to the Capital Securities), constitute a full and unconditional guarantee of all of the Trust's obligations under the Capital Securities.

      Holders of the Capital Securities have no preemptive or similar rights.

Distributions

      Distributions on each Capital Security will be payable at the annual rate of 7.70% of the liquidation amount of $1,000, payable semi-annually in arrears on the 15th day of February and August of each year. Distributions will accumulate from the date of original issuance and commence on August 15, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months.

      Distributions on the Capital Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions. The revenue of the Trust available for distribution to holders of its Capital Securities will be limited to payments under the New Junior
Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of the Capital Securities and the Common Securities. See "Description of New Junior Subordinated Debentures." If the Company does not make interest payments on the New Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Capital Securities.

      The Company will have the right under the Indenture to defer the payment of interest on the New Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Accordingly, there could be multiple Extension Periods of varying lengths throughout the term of the New Junior Subordinated Debentures, which in the aggregate may exceed 10 semi-annual periods. As a consequence of any such extension, semi-annual

Distributions on the Capital Securities will be deferred by the Trust during any such Extension Period. Distributions to which holders of the Capital Securities are entitled will accumulate and compound semi-annually to the extent permitted by applicable law at the rate per annum of 7.70% thereof from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such compounded amounts unless the context otherwise requires. During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior to the New Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the foregoing requirements. See "Description of New Junior Subordinated Debentures -- Option to Extend Interest Payment Period." The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the New Junior Subordinated Debentures.

      In the event that any date on which Distributions are payable on the Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Indenture Trustee (as defined herein) is closed for business.

      Distributions on the Capital Securities (other than distributions on a Redemption Date) will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the first day of the month of the relevant Distribution Date. Distributions payable on any Capital Securities that are not punctually paid on any Distribution Date will cease to be payable to the person in whose name such Capital Securities are registered on the relevant record date, and such defaulted Distribution will instead be payable to the person in whose name such Capital Securities are registered on the special record date or other specified date determined in accordance with the Declaration.

Redemption

      Mandatory Redemption. Unless a Special Event has occurred, the Capital Securities will not be redeemable prior to February 15, 2007. Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem Capital Securities and Common Securities upon not less than 30 nor more than 60 days' notice prior to the date fixed for repayment or redemption. If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Capital Securities and the Common Securities.

      Special Event Redemption or Distribution of New Junior Subordinated Debentures. If a Special Event shall occur and be continuing, the Company will have the right, subject to the receipt of any necessary prior approval of the Regulatory Authorities, to either (i) redeem within 90 days following the occurrence of such Special Event the New Junior Subordinated Debentures on the date of redemption (the "Redemption Date") in whole (but not in part) and thereby cause a mandatory redemption of the Capital Securities in whole (but not in part) at a redemption price with respect to the Capital Securities equal to the redemption price in respect of the New Junior Subordinated Debentures or
(ii) dissolve the Trust and, after satisfaction of the claims of creditors of the Trust as provided by applicable law, cause the New Junior Subordinated Debentures to be distributed to the holders of the Capital Securities in liquidation of the Trust; provided, however, that upon the occurrence of a Tax Event, prior to exercising the rights described under clause (i) above, the Company shall be required to have received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, notwithstanding the exercise by the Company of such rights described under clause (ii) above, either (x) such Tax Event would still exist or (y) the Capital Securities would not constitute Tier I Capital (or its then equivalent) of a bank holding company. Under current United States federal income tax law and interpretations thereof and assuming, as expected, the Trust is treated as a grantor trust, a distribution of the New Junior Subordinated Debentures should not be a taxable event to holders of the Capital Securities. Should there occur a change in law, a change in legal interpretation, certain Tax Events or other circumstances, however, the distribution could be a taxable event to holders of the Capital Securities. See "Certain United States Federal Income Tax Consequences -- Distribution of New Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      If the Company does not elect either option  described  above, the Capital
Securities  will  remain  outstanding  until  the  repayment  of the New  Junior
Subordinated Debentures, whether at maturity or redemption, and in the event a Tax Event has occurred and is continuing, the Company will be obligated to pay any additional taxes, duties, assessments and other governmental charges (other than withholding taxes) to which the Trust has become subject as a result of a Tax Event.

      A "Special Event" means a Tax Event, a Regulatory Capital Event or an Investment Company Event. A "Tax Event" means the receipt by the Company of an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, as a result of any amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is adopted or which proposed change, pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the New Junior Subordinated Debentures, (ii) interest payable by the Company on such New Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

       A "Regulatory Capital Event" means that the Company shall have received an opinion of independent bank regulatory counsel experienced in such matters to the effect that, as a result of (a) any amendment to or change (including any announced prospective change) in the laws (or any regulations thereunder) of the United States or any rules, guidelines or policies of the Federal Reserve applicable to bank holding companies or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of original issuance of the Capital Securities, the Capital Securities would not constitute, or within 90 days of the date thereof would not constitute, Tier I Capital (or its then equivalent) of a bank holding company; provided, however, that the distribution of the Junior Subordinated Debentures in connection with the liquidation of the Trust by the Company shall not in and of itself constitute a Regulatory Capital Event unless such liquidation shall have occurred in connection with a Tax Event or an Investment Company Event. For purposes of determining whether a Regulatory Capital Event has occurred, the opinion of independent bank regulatory counsel shall treat the Company as if it is a bank holding company subject to the laws and regulations of the United States, any rules, guidelines and policies of the Federal Reserve, and any administrative pronouncements and judicial decisions applicable to bank holding companies. See "Regulatory Treatment."

      "Investment Company Event" means the receipt by the Trust of an opinion of counsel, rendered by a law firm having a recognized national securities practice, to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Capital Securities.

Redemption Procedures

      Capital Securities redeemed on each Redemption Date shall be redeemed at the redemption price in respect of the New Junior Subordinated Debentures (the "Redemption Price") with the applicable proceeds from the contemporaneous redemption or payment at Stated Maturity of the New Junior Subordinated Debentures. Redemptions of the Capital Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has sufficient funds available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

       Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Capital Securities to be redeemed at its registered address. If the Trust gives a notice of redemption in respect of the Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or its nominee funds sufficient to pay the applicable Redemption Price for all securities held in DTC and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of the Capital Securities. See "-- Book-Entry Issuance." If any Capital Securities are held in certificated form, the Trust, to the extent funds are available, will irrevocably deposit with the paying agent for such Capital Securities funds sufficient to pay the applicable Redemption Price and will give the paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing the Capital Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Capital Security called for redemption shall be payable to the holders of such Capital Security on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Capital Securities so called for redemption will cease, except the right of the holders of such Capital Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. If payment of the Redemption Price in respect of Capital Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Company pursuant to the Guarantee as described under "Description of New Guarantee," then Distributions on such Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust for the Capital Securities to the date such Redemption Price is actually paid and the actual payment date will be deemed to be the date fixed for redemption for purposes of calculating the Redemption Price.

      Subject to applicable law (including, without limitation, United States federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      The Trust may not redeem fewer than all of the outstanding Capital Securities unless all accrued and unpaid distributions have been paid on all Capital Securities for all semi-annual distribution periods terminating on or prior to the date of redemption. If less than all of the Trust Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate amount of such Trust Securities to be redeemed shall be allocated pro rata among the Capital Securities and the Common Securities. If the Capital Securities are in book-entry form, they will be redeemed as described below under "Book-Entry

Issuance." If not, the particular Capital Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Capital Securities not previously called for redemption. The Property Trustee shall promptly notify the Trust registrar in writing of the Capital Securities selected for redemption and, in the case of any Capital Security selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of the Declaration, unless the context otherwise requires, all provisions relating to the redemption of Capital Securities shall relate, in the case of any Capital Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Capital Securities which has been or is to be redeemed.

Subordination of Common Securities

      Payment of Distributions on, and the Redemption Price of, the Capital Securities and the Common Securities, as applicable, shall be made pro rata based on the liquidation amount of such Capital Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date an Indenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the outstanding Capital Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Capital Securities then due and payable.

Liquidation Distribution Upon Dissolution

      Pursuant to the Declaration, the Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of the New Junior Subordinated Debentures to the holders of the Capital Securities and Common Securities; (iii) the repayment of all of the Capital Securities in connection with the maturity or redemption of all of the New Junior Subordinated Debentures; and (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Trust.

      If an early dissolution occurs as described in clause (i), (ii) or (iv) above, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Capital Securities and Common Securities their pro rata interest in the New Junior Subordinated Debentures. If such distribution does not occur, then such holders will be entitled to receive out of the assets of the Trust available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Capital Securities, the aggregate of the liquidation amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Capital Securities shall be paid on a pro rata basis. The holder(s) of the Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of the Capital Securities, except that if an Indenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities.

      After the liquidation date is fixed for any distribution of New Junior Subordinated Debentures to holders of the Capital Securities (i) the Capital Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee, as a record holder of Capital Securities, will receive a registered global certificate or certificates representing the New Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Capital Securities held in certificated form will be deemed to represent New
Junior Subordinated Debentures having a principal amount equal to the liquidation amount of such Capital Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Capital Securities until such certificates are presented for cancellation whereupon the Company will issue to such holder, and the Indenture Trustee will authenticate, a certificate representing such New Junior Subordinated Debentures.

Trust Enforcement Events

      An Indenture Event of Default constitutes a Trust Enforcement Event under the Declaration with respect to the Trust Securities, provided that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Trust Enforcement Event with respect to the Common Securities until all Trust Enforcement Events with respect to the Capital Securities have been cured, waived or otherwise eliminated. Until such Trust Enforcement Event with respect to the Capital Securities has been so cured, waived or otherwise eliminated, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Capital Securities and only the holders of the Capital Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

      Upon the occurrence of a Trust Enforcement Event, the Indenture Trustee (as defined herein) or the Property Trustee as the holder of the New Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the New Junior Subordinated Debentures to be immediately due and payable. Each of the Company and the Trust is required to file annually with the Property Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

      If the Property Trustee fails to enforce its rights with respect to the Junior Subordinated Debentures held by the Trust, any record holder of Capital Securities may institute legal proceedings directly against the Company to enforce the Property Trustee's rights under such New Junior Subordinated Debentures without first instituting any legal proceedings against such Property Trustee or any other person or entity. In addition, if a Trust Enforcement Event has occurred and is continuing and such event is attributable to the failure of the Company to pay interest, principal or other required payments on the New Junior Subordinated Debentures issued to the Trust on the date such interest, principal or other payment is otherwise payable, then a record holder of Capital Securities may, on or after the respective due dates specified in the New Junior Subordinated Debentures, institute a proceeding directly against the Company under the Indenture for enforcement of payment on New Junior Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Capital Securities held by such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such record holder of Capital Securities to the extent of any payment made by the Company to such record holder of Capital Securities.

Voting Rights; Amendment of the Declaration

      Except as provided below and under "Description of New Guarantee -- Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

      So long as any New Junior Subordinated Debentures are held by the Property Trustee, the Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or executing any trust or power conferred on the Property Trustee with respect to such Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the New Junior Subordinated Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or such New Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of New Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of Capital Securities. The Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except pursuant to a subsequent vote of the holders of the Capital Securities. The Property Trustee shall notify each holder of record of the Capital Securities of any notice of default which it receives with respect to the New Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Capital Securities, prior to taking any of the foregoing actions, the Trustees shall receive an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as other than a grantor trust for United States federal income tax purposes on account of such action.

      The Declaration may be amended from time to time by a majority of the Regular Trustees (and in certain circumstances the Property Trustee or the Delaware Trustee), without the consent of the holders of the Capital Securities,
(i) to cure any ambiguity, to correct or supplement any provisions in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration that shall not be inconsistent with the other provisions of the
Declaration or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified as a grantor trust for United States federal income tax purposes at all times that any Capital Securities and Common Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act, or to ensure that the Capital Securities would constitute Tier I Capital of a bank holding company (assuming solely for this purpose that the Company was treated as a bank holding company); provided, however, that such action shall not adversely affect in any material respect the interests of any holder of Capital Securities or Common Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of Capital Securities and Common Securities. The Declaration may be amended by a majority of the Regular Trustees with (i) the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding Capital Securities and Common Securities and (ii) receipt by the Regular Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Regular Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act; provided, further that without the consent of each holder of Capital Securities and Common Securities affected thereby, the Declaration may not be amended to
(i) change the amount or timing of any Distribution on the Capital Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Capital Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Capital Securities or Common Securities to institute suit for the enforcement of any such payment on or after such date.

      Any required approval of holders of Capital Securities may be given at a meeting of holders of Capital Securities convened for such purpose or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel its Capital Securities in accordance with the Declaration.

      Notwithstanding that holders of Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Company, the Trustees or any affiliate of the Company or any Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes

      In the Indenture, the Company, as borrower, has agreed to pay all debts and other obligations (other than with respect to the Capital Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. The foregoing obligations of the Company under the Indenture are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of the Company directly against the Company, and the Company has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against the Company. The Company has also agreed in the Indenture to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing.

Registrar and Transfer Agent

      The Bank of New York will act as registrar and transfer agent for the Capital Securities.

      Registration of transfers of Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required (i) to register or cause to be registered the transfer or exchange of the Capital Securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of mailing of such notice of redemption or (ii) to register or cause to be registered the transfer or exchange of any Capital Securities so selected for redemption, except in the case of any Capital Securities being redeemed in part, any portion thereof not to be redeemed.

Information Concerning the Property Trustee

      The Property Trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only such duties as are specifically set forth in the Declaration and, after such Trust Enforcement Event, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Trust Enforcement Event has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of Capital Securities are entitled under the Declaration to vote, then the Property Trustee may, but shall be under no duty to, take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Capital Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Payment and Paying Agency

      Payments in respect of the Global Capital Securities (as defined herein) shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, if the Capital Securities are held in certificated form, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register maintained by the registrar. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Regular Trustees and the Company. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Regular Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Regular Trustees and the Company) to act as Paying Agent.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

      The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. The Trust may, at the request of the Company, with the consent of the Regular Trustees and without the consent of the holders of the Capital Securities, the Delaware Trustee or the Property Trustee, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity (if not the Trust) either (a) expressly assumes all of the obligations of the Trust with respect to the Trust Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) if the Trust is not the successor entity, the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) such merger, consolidation, amalgamation, replacement, convey-ance, transfer or lease does not cause the

Capital Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect,
(v) such successor entity has a purpose identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer, or lease, the Company has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, (1) neither the Trust nor such successor entity will be required to register as an investment company under the Investment
Company Act and (2) the Trust or the successor entity will continue to be classified as a grantor trust for United States federal income tax purposes,
(vii) the Company or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee, and (viii) such successor entity (if not the Trust) expressly assumes all of the obligations of the Trust with respect to the Trustees. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in aggregate liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes and each holder of Trust Securities not to be treated as owning an undivided interest in the New Junior Subordinated Debentures.

Merger or Consolidation of Trustees

      Any corporation into which the Property Trustee, the Delaware Trustee or any Regular Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under the Declaration, provided such corporation shall be otherwise qualified and eligible.

Miscellaneous

      The Regular Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the New Junior Subordinated Debentures will be treated as indebtedness of the Company for United States federal income tax purposes. In this connection, the Company and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or the Declaration, that the Company and the Regular Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Capital Securities.

      The Trust may not borrow money, issue debt, or mortgage or pledge any of its assets.

                DESCRIPTION OF NEW JUNIOR SUBORDINATED DEBENTURES

      The New Junior Subordinated Debentures are to be issued under a Junior Subordinated Indenture (the "Indenture") between the Company and The Bank of New York, as trustee (the "Indenture Trustee"). This summary of certain terms and provisions of the New Junior Subordinated Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Where used in this section, the term "Capital Securities" refers to the New Capital Securities unless the context otherwise requires.

General

      Concurrently with the issuance of the Old Capital Securities, the Trust invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Old Junior Subordinated Debentures issued by the Company. The New Junior Subordinated Debentures will be in the principal amount equal to the aggregate liquidation amount of the New Capital Securities plus the Company's concurrent investment in the Common Securities. The Junior Subordinated Debentures will bear interest at the annual rate of 7.70% of the principal amount thereof, payable semi-annually in arrears on the 15th day of February and August of each year (each, an "Interest Payment Date"), commencing August 15, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the first day of the month of the relevant Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Capital Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 7.70% thereof, compounded semi-annually. The term "interest" as used herein shall include semi-annual interest payments and interest on semi-annual interest payments not paid on the applicable Interest Payment Date, as applicable.

      The New Junior Subordinated Debentures will mature on February 15, 2027 (the "Stated Maturity").

      The New Junior Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Indebtedness (as defined below) of the Company. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "-- Subordination."

      The general provisions of the Indenture do not afford holders of the New Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the New Junior Subordinated Debentures.

Option to Extend Interest Payment Period

      So long as no Indenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the New Junior Subordinated Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 7.70%, compounded semi-annually, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Junior Subordinated Debentures (or holders of Capital Securities while the Capital Securities are outstanding) will be required to accrue interest income (as OID) for United States federal income tax purposes. See "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

      During any such Extension Period, the Company may not, and may not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the New Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the New Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and
(d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans). Prior to the termination of any such Extension Period, the Company may further extend the Extension Period, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the New Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company must give the Property Trustee, the Regular Trustees and the Indenture Trustee notice of its election of such Extension Period not less than one Business Day prior to such record date. The Property Trustee shall give notice of the Company's election to begin a new Extension Period to the holders of the Capital Securities.

Redemption

      The New Junior Subordinated Debentures are not redeemable prior to February 15, 2007 unless a Special Event has occurred. The New Junior Subordinated Debentures are redeemable prior to maturity at the option of the Company, subject to the receipt of any necessary prior approval of the Regulatory Authorities, on or after February 15, 2007 in whole or in part at any time at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on February 15 of the years indicated below:

       Year                                                         Percentage
       ----                                                        ------------
       2007 ....................................................      103.6220%
       2008 ....................................................      103.2598%
       2009 ....................................................      102.8976%
       2010 ....................................................      102.5354%
       2011 ....................................................      102.1732%
       2012 ....................................................      101.8110%
       2013 ....................................................      101.4488%
       2014 ....................................................      101.0866%
       2015 ....................................................      100.7244%
       2016 ....................................................      100.3622%

      On or after February 15, 2017, the redemption price will be 100%, plus accrued and unpaid interest, if any, to the date of redemption.

      The New Junior Subordinated Debentures are also redeemable at any time in whole (but not in part), within 90 days of the occurrence of a Special Event, at a redemption price (the "Special Event Prepayment Price") of 100% of the principal amount of such New Junior Subordinated Debentures, plus accrued and unpaid interest thereon to the date of prepayment; provided, however, that upon the occurrence of a Tax Event, prior to exercising the rights described in this paragraph, the Company shall be required to have received an opinion of counsel, rendered by a law firm having a recognized national tax practice, to the effect that, even if the Company were to liquidate the Trust and distribute the New Junior Subordinated Debentures directly to holders of the Trust Securities, either (i) such Tax Event would still exist or (ii) the Capital Securities would not constitute Tier I Capital (or its then equivalent) of a bank holding company.

      If the New Junior Subordinated Debentures are redeemed, the Trust must redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of New Junior Subordinated Debentures so redeemed. See "Description of New Capital Securities -- Mandatory Redemption."

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of New Junior Subordinated Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such New Junior Subordinated Debentures or portions thereof called for redemption.

Certain Covenants of the Company

      The Company will covenant in the Indenture that if and so long as the Trust is the holder of all New Junior Subordinated Debentures, the Company, as borrower, will pay to the Trust all fees and expenses related to the Trust and the offering of the Capital Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any domestic taxing authority upon the Trust but excluding obligations under the Capital Securities).

      The Company will also covenant that at such time as (x) there shall have occurred any event of which the Company has actual knowledge that with the giving of notice or the lapse of time, or both, would constitute an Indenture Event of Default with respect to New Junior Subordinated Debentures and in respect of which the Company shall not have taken reasonable steps to cure, (y) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (z) the Company shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing, it will not, and will not permit any subsidiary of the Company to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Company that rank pari passu with or junior in interest to the New Junior Subordinated Debentures or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with or junior in interest to the New Junior Subordinated Debentures (other than (a) dividends or distributions in common stock of the Company, (b) payments under the Guarantee, (c) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, and (d) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans).

Subordination

      In the Indenture, the Company has covenanted and agreed that any New Junior Subordinated Debentures issued thereunder will be subordinated and junior in right of payment to all Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets of the Company upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Indebtedness will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Indebtedness before the holders of New Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Capital Securities will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the New Junior Subordinated Debentures; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

      In the event of the acceleration of the maturity of any New Junior Subordinated Debentures, the holders of all Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts then due thereon (including any amounts due upon acceleration) before the holders of New Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the New Junior Subordinated Debentures; provided, however, that holders of Indebtedness shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Indebtedness to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Company's business.

      No payments on account of principal (or premium, if any) or interest, if any, in respect of the New Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Indebtedness, or an event of default with respect to any Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Indebtedness" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims (as defined in Section 101(4) of the United States Bankruptcy Code of 1978, as amended) in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise; provided that "Indebtedness" shall not include (i) any obligations which, by their terms, are expressly stated to rank pari passu in right of payment with, or to not be superior in right of payment to, the New Junior Subordinated Debentures, (ii) any Indebtedness of the Company which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Company, (iii) any Indebtedness of the Company to any of its subsidiaries, (iv) Indebtedness of the Company to any employee of the Company, or (v) any indebtedness in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with the Company that is a financing entity of the Company in connection with the issuance of such financing entity of securities that are similar to the Capital Securities.

      The Indenture places no limitation on the amount of additional Indebtedness that may be incurred by the Company or any indebtedness or other liabilities that may be incurred by the Company's subsidiaries. As of December
31, 1996, Indebtedness of the Company aggregated approximately $14.6 billion, and the Company's subsidiaries had approximately $2.1 billion of indebtedness or other liabilities, in addition to other contractual obligations, to which the New Junior Subordinated Debentures would be effectively subordinated.

Indenture Events of Default

      The Indenture provides that any one or more of the following described events with respect to the New Junior Subordinated Debentures that has occurred and is continuing constitutes an "Indenture Event of Default" with respect to the New Junior Subordinated Debentures:

           (i) failure for 30 days to pay any interest on the New Junior Subordinated Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

           (ii) failure to pay any principal on the New Junior Subordinated Debentures when due whether at maturity, upon redemption by declaration or otherwise; or

           (iii) failure to observe or perform in any material respect any other covenant contained in the Indenture for 90 days after written notice to the Company from the Indenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of outstanding New Junior Subordinated Debentures; or

           (iv) certain events in bankruptcy, insolvency or reorganization of the Company.

      The holders of a majority in aggregate outstanding principal amount of New Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of New Junior Subordinated Debentures may declare the principal due and payable immediately upon an Indenture Event of Default, and, should the Indenture Trustee or such holders of such New Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Capital Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of New Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of New Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee, and should the holders of such New Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right.

      The holders of a majority in aggregate outstanding principal amount of the New Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the New Junior Subordinated Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Indenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding New Junior Subordinated Debenture, and should the holders of such New Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate liquidation amount of the Capital Securities shall have such right. The Company is required to file annually with the Indenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

      In case an Indenture Event of Default shall occur and be continuing, the Property Trustee will have the right to declare the principal of and the interest on such New Junior Subordinated Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to such New Junior Subordinated Debentures.

Enforcement of Certain Rights by Holders of Capital Securities

      If an Indenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the New Junior Subordinated Debentures on the date such interest or principal is otherwise payable, a holder of Capital Securities may institute a Direct Action for payment. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Capital Securities. Notwithstanding any payment made to such holder of Capital Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the New Junior Subordinated Debentures held by the Trust or the Property Trustee and the Company shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the New Junior Subordinated Debentures.

Consolidation, Merger, Sale of Assets and Other Transactions

      The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the


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

successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the New Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Indenture Event of Default, and no event which, after notice or lapse of time or both, would become an Indenture Event of Default, shall have happened and be continuing; (iii) if at the time any Capital Securities are outstanding, such transaction is permitted under the Declaration and the New Guarantee and does not give rise to any breach or violation of the Declaration or the New Guarantee; (iv) any such lease shall provide that it will remain in effect so long as any New Junior Subordinated Debentures are outstanding; and (v) certain other conditions as prescribed in the Indenture are met.

Modification of Indenture

      From time to time the Company and the Indenture Trustee may, without the consent of the holders of the New Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of New Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of outstanding New Junior Subordinated Debentures affected, to modify the Indenture in a manner affecting the rights of the holders of such New Junior Subordinated Debentures; provided that no such modification may, without the consent of the holder of each outstanding New Junior Subordinated Debenture so affected, (i) change the stated maturity of New Junior Subordinated Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (except such extension as is contemplated hereby) or (ii) reduce the percentage of principal amount of New Junior Subordinated Debentures the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any Capital Securities remain outstanding, no such modification may be made that adversely affects the holders of such Capital Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Indenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of the outstanding Capital Securities unless and until the principal of the New Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions are satisfied.

Defeasance and Discharge

      The Indenture provides that the Company, at the Company's option: (a) will be discharged from any and all obligations in respect of the New Junior Subordinated Debentures (except for certain obligations to register the transfer or exchange of New Junior Subordinated Debentures, replace stolen, lost or mutilated New Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture (including that described in the second paragraph under "Certain Covenants of the Company"), in each case if the Company deposits, in trust with the Indenture Trustee, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest and premium, if any, on the New Junior Subordinated Debentures on the dates such payments are due in accordance with the terms of such New Junior Subordinated Debentures. To exercise any such option, the Company is required to deliver to the Indenture Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the New Junior Subordinated Debentures to recognize income, gain or loss for United States federal income tax purposes and, in the case of a discharge pursuant to clause (a), such opinion shall be accompanied by a private letter ruling to such effect received by the Company from the United States Internal Revenue Service or a revenue ruling pertaining to a comparable form of transaction to such effect published by the United States Internal Revenue Service.

Distributions of Junior Subordinated Debentures; Book-Entry Issuance

      Under certain circumstances involving the termination of the Trust, New Junior Subordinated Debentures may be distributed to the holders of the Capital Securities in liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. If distributed to holders of Capital Securities in liquidation, the New Junior Subordinated Debentures will initially be issued in the form of global securities and certificated securities. DTC, or any successor depositary, will act as depositary for such global securities. It is anticipated that the depositary arrangements for such global securities would be substantially identical to those in effect for the Capital Securities. For a description of global securities and certificated securities, see "Book-Entry Issuance."

      There can be no assurance as to the market price of any New Junior Subordinated Debentures that may be distributed to the holders of Capital Securities.

Payment and Paying Agents

      The Company initially will act as Paying Agent with respect to the New Junior Subordinated Debentures except that, if the New Junior Subordinated Debentures are distributed to the holders of the Capital Securities in liquidation of such holders' interests in the Trust, the Indenture Trustee will act as the Paying Agent. The Company at any time may designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a Paying Agent at the place of payment.

      Any moneys deposited with the Indenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any New Junior Subordinated Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such New Junior Subordinated Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

Governing Law

      The Indenture and the New Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Indenture Trustee

      The Indenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act of 1939, as amended. Subject to such provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of New Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

                          DESCRIPTION OF NEW GUARANTEE

      The Old Guarantee was executed and delivered by the Company concurrently with the issuance by the Trust of the Old Capital Securities for the benefit of the holders from time to time of such Capital Securities. As soon as practicable after the Expiration Date, the Old Guarantee will be exchanged by the Company for the New Guarantee. The Bank of New York will act as trustee ("Guarantee Trustee") under the New Guarantee. This summary of certain provisions of the New Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the New Guarantee, including the definitions therein of certain terms. The Guarantee Trustee will hold the New Guarantee for the benefit of the holders of the Trust Securities.

General

      The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the New Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Trust Securities, to the extent that the Trust has sufficient funds available therefor at the time, (ii) the redemption price with respect to any Trust Securities called for redemption, to the extent that the Trust has sufficient funds available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the New Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate liquidation amount of the Trust Securities and all accrued and unpaid Distributions thereon to the date of payment and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Trust Securities or by causing the Trust to pay such amounts to such holders.

      The New Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, but will apply only to the extent that the Trust has sufficient funds available to make such payments.

      If the Company does not make interest payments on the New Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Securities and will not have funds legally available therefor. The New Guarantee will rank subordinate and junior in right of payment to all general liabilities of the Company. See "-- Status of the New Guarantee." The New Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise.

      The Company has, through the New Guarantee, the New Junior Subordinated Debentures and the Indenture, taken together, fully and unconditionally guaranteed all of the Trust's obligations under the Trust Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the Trust Securities. See
"Relationship Among the New Capital Securities, the New Junior Subordinated Debentures and the New Guarantee -- General."

Status of the New Guarantee

      The New Guarantee will constitute an unsecured obligation of the Company and will rank subordinate and junior in right of payment to all Indebtedness of the Company. The New Guarantee does not place a limitation on the amount of additional Indebtedness that may be incurred by the Company.

      The New Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the New Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Trust Securities. The New Guarantee will not be discharged except by payment of the Guarantee

Payments in full to the extent not paid by the Trust or upon distribution of the Junior Subordinated Debentures to the holders of the Trust Securities in exchange for all of the Trust Securities.

Amendments and Assignment

      Except with respect to any changes that do not materially adversely affect the rights of holders of the Trust Securities (in which case no vote will be required), the New Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the outstanding Capital Securities. The manner of obtaining any such approval will be as set forth under "Description of New Capital Securities -- Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the New Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the registered holders of the Trust Securities then outstanding.

Events of Default

      An event of default under the New Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the New
Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the New Guarantee.

      Any holder of the Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the New Guarantee.

Information Concerning the Guarantee Trustee

      The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the New Guarantee, undertakes to perform only such duties as are specifically set forth in each New Guarantee and, after default with respect to the New Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the New Guarantee at the request of any holder of any Trust Security unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the New Guarantee

      The New Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of all of the Trust Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Trust Securities in exchange for all of the Trust Securities. The New Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Trust Securities must restore payment of any sums paid under the Trust Securities or the New Guarantee.

Governing Law

      The New Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                 RELATIONSHIP AMONG THE NEW CAPITAL SECURITIES,
          THE NEW JUNIOR SUBORDINATED DEBENTURES AND THE NEW GUARANTEE

      Payments of Distributions and other amounts due on the New Capital Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of New Guarantee." If and to the extent that the Company does not make payments under the New Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the New Capital Securities. The New Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of New Capital Securities may institute a legal proceeding directly against the Company under the Indenture to enforce payment of such Distributions to such holder after the respective due dates. Taken together, the Company's obligations under the New Junior Subordinated Debentures, the Indenture and the New Guarantee provide, in the aggregate, a full and unconditional guarantee of payments of distributions and other amounts due on the New Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full and unconditional guarantee of the Trust's obligations under the New Capital Securities. The obligations of the Company under the New Guarantee and the New Junior Subordinated Debentures are subordinate and junior in right of payment to all Indebtedness of the Company.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the New Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the New Capital Securities, primarily because (i) the aggregate principal amount of the New Junior Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the New Capital Securities and the Common Securities; (ii) the interest rate and interest and other payment dates on the New Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the related New Capital Securities; (iii) the Company will pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations under the New Capital Securities; and (iv) the Declaration further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

      Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a related payment under the New Guarantee.

Enforcement Rights of Holders of New Capital Securities

      A holder of New Capital Securities may institute a legal proceeding directly against the Company to enforce its rights under the New Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Indebtedness of the Company will not constitute a default or Indenture Event of Default. In addition, in the event of payment defaults under, or acceleration of, Indebtedness of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the New Junior Subordinated Debentures until such Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the New Junior Subordinated Debentures would constitute an Indenture Event of Default under the Indenture.

Limited Purpose of Trust

      The New Capital Securities evidence a beneficial interest in the assets of the Trust, and the Trust exists for the sole purpose of issuing the Capital Securities and the Common Securities and investing the proceeds thereof in Junior Subordinated Debentures. A principal difference between the rights of a holder of New Capital Securities and a holder of New Junior Subordinated Debentures is that a holder of New Junior Subordinated Debentures is entitled to receive from the Company the principal amount of and interest accrued on New

Junior Subordinated Debentures held, while a holder of New Capital Securities is entitled to receive Distributions from the Trust (or from the Company under the New Guarantee) if and to the extent the Trust has funds available for the payment of such Distributions.

Rights Upon Termination

      Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the New Junior Subordinated
Debentures, the holders of the New Capital Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of New Capital Securities -- Liquidation Distribution Upon Dissolution." Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the New Junior Subordinated Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Indebtedness, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the New Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Capital Securities), the positions of a holder of New Capital Securities and a holder of the New Junior Subordinated Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                        DESCRIPTION OF THE OLD SECURITIES

      The terms of the Old Securities are identical in all material respects to the New Securities, except that (i) the Old Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the Registration Rights Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances); (ii) the New Capital Securities will not provide for any increase in the Distribution rate thereon; and (iii) the New Junior Subordinated Debentures will not provide for any increase in the interest rate thereon. The Old Securities provide that, in the event that the Exchange Offer is not consummated by September 23, 1997, additional interest (the "Additional Interest") will become payable in respect of the old Junior Subordinated Debentures (including in respect of amounts accruing during any Extension Period), and corresponding additional distributions (the "Additional
Distributions") will become payable on the Old Capital Securities, at the rate of 0.25% per annum applicable to the principal amount of the Old Junior Subordinated Debentures or the liquidation amount of Old Capital Securities, as the case may be, for the period from and including such date to, but excluding, the date on which the Exchange Offer is consummated. All accrued Additional Interest (and corresponding Additional Distributions) will be paid by the Company on each Distribution payment date to DTC by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Accordingly, holders of Old Capital Securities should review the information set forth under "Risk Factors -- Certain Consequences of a Failure to Exchange Old Capital Securities" and "Description of the New Securities."

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

      In the opinion of Schulte Roth & Zabel LLP, special United States federal income tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to the purchase, ownership and disposition of the New Capital Securities. Unless otherwise stated, this summary deals only with Capital Securities held as capital assets by United States Holders (defined below) who purchase the Capital Securities upon original issuance at their original offering price. As used herein, a "United States Holder" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a holder may vary depending on his, her or


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

its particular situation. This summary does not address all the tax consequences that may be relevant to a particular holder or to holders who may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. In addition, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state, local or foreign government that may be applicable to a holder of New Capital Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

      HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF CAPITAL SECURITIES -- REDEMPTION -- SPECIAL EVENT REDEMPTION OR DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES."

Classification of the Trust

      In connection with the issuance of the New Capital Securities, Tax Counsel is of the opinion that under current law and assuming full compliance with the terms of the Declaration and other documents, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. Accordingly, for United States federal income tax purposes, each holder of New Capital Securities will be treated as owning an undivided beneficial interest in the New Junior Subordinated Debentures and, thus, will be required to include in its gross income its pro rata share of interest income or OID that is paid or accrued on the New Junior Subordinated Debentures.

Classification of the New Junior Subordinated Debentures

      The Company, the Trust and the holders of the New Capital Securities (by the acceptance of a beneficial interest in a Capital Security) will agree to treat the New Junior Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the New Junior Subordinated Debentures, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the New Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

 Interest Income and Original Issue Discount

      Under the applicable Treasury regulations, the New Junior Subordinated Debentures will not be treated as issued with OID within the meaning of section 1273(a) of the Code. Accordingly, except as set forth below, stated interest on the New Junior Subordinated Debentures generally will be taxable to a holder as ordinary income at the time it is paid or accrued in accordance with such holder's regular method of tax accounting.

       If, however, the Company exercises its right to defer payments of interest on the New Junior Subordinated Debentures, the New Junior Subordinated Debentures will become OID instruments at such time and all holders of the New Junior Subordinated Debentures and, consequently, holders of the New Capital Securities will be required to accrue their pro rata share of OID (which will include both the stated interest and de minimis OID on the New Junior Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though the Company will not pay stated interest on the New Junior Subordinated Debentures until the end of the Extension Period, and even though some holders may use the cash method of tax accounting. Moreover, thereafter the New Junior Subordinated Debentures will be taxed as OID instruments for as long


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

as they remain outstanding. Thus, even after the end of an Extension Period, all holders would be required to continue to include the stated interest (and de minimis OID) on the New Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such income. Under the OID economic accrual rules, a holder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the New Junior Subordinated Debentures, and actual cash payments of stated interest on the New Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a holder's gross income (whether or not during an Extension Period) with respect to a New Capital Security will increase such holder's tax basis in such New Capital Security, and the amount of Distributions received by a holder in respect of such accrued OID will reduce the tax basis of such New Capital Security.

      The Treasury regulations described above have not yet been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the New Junior Subordinated Debentures was OID regardless of whether the Company exercises its option to defer payments of interest on such debentures, all holders of New Capital Securities would be required to include such stated interest (and de minimis OID) in income on a daily economic accrual basis as described above.

      Corporate holders of New Capital Securities will not be entitled to a dividends-received deduction with respect to any income recognized by such holders with respect to the New Capital Securities.

Distribution of New Junior Subordinated Debentures or Cash upon Liquidation of the Trust

      As described under the caption "Description of New Junior Subordinated Debentures -- Distribution of New Junior Subordinated Debentures" New Junior Subordinated Debentures may be distributed to holders in exchange for the Capital Securities and in liquidation of the Trust. Under current law, such a distribution would be non-taxable, and will result in the holder receiving directly its pro rata share of the New Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such holder had in its Capital Securities before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the New Junior Subordinated Debentures, the distribution of the New Junior Subordinated Debentures to holders could be a taxable event to the Trust and to each holder and a holder may be required to recognize gain or loss as if the holder had exchanged its New Capital Securities for the New Junior Subordinated Debentures it received upon liquidation of the Trust. A holder would accrue interest in respect of the New Junior Subordinated Debentures received from the Trust in the manner described above under "-- Interest Income and Original Issue Discount."

      Under certain circumstances described herein (see "Description of New Capital Securities -- Special Event Redemption or Distribution of New Junior Subordinated Debentures"), the New Junior Subordinated Debentures may be redeemed for cash, with the proceeds of such redemption distributed to holders in redemption of their New Capital Securities. Under current law, such a redemption would constitute a taxable disposition of the redeemed New Capital Securities for United States federal income tax purposes, and a holder would recognize gain or loss as if it sold such redeemed New Capital Securities for cash. See "-- Sales of New Capital Securities."

Sales of New Capital Securities

      A holder that sells New Capital Securities (including a redemption of New Capital Securities) will recognize gain or loss equal to the difference between the amount realized by such holder on the sale of the New Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the New Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the New Capital Securities sold. Such gain or loss generally will be a capital gain or loss and generally will be taxable as a long-term capital gain or loss if the New Securities have been held for more than one year. Subject to certain limited


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

exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Exchange Offer

      The exchange of the Old Junior Subordinated Debentures for the New Junior Subordinated Debentures pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the New Junior Subordinated Debentures should not be considered to differ materially in kind or extent from the Junior Subordinated Debentures. Rather, the New Junior Subordinated Debentures received by the Trust should be treated as a continuation of the Junior Subordinated Debentures in the hands of the Trust. As a result, there should be no United States federal income tax consequences to a holder exchanging Capital Securities for New Capital Securities pursuant to the Exchange Offer. Accordingly, the New Capital Securities should be treated as having the same issue date and issue price as the Capital Securities for United States federal income tax purposes.

Proposed Tax Law Changes

      On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation) where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the New Junior Subordinated Debentures, the Company would not be able to deduct the interest on the New Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued the Joint Statement to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote the Democrat Letters to Treasury Department officials concurring with the views expressed in the Joint Statement. The 104th Congress adjourned without enacting the Bill. Similar legislation was reproposed by the Treasury Department on February 6, 1997, as part of President Clinton's Fiscal 1998 Budget Proposal (the "Proposed Legislation"). The Proposed Legislation would, however, generally deny an interest deduction with respect to an instrument not shown as indebtedness on the separate or consolidated balance sheet of the issuer (as described above) and with a maximum term of more than 15 years (as contrasted to a maximum term of more than 20 years under the provision of the Bill). Such provision is proposed to be effective generally for instruments issued on or after the date of the first committee action. If the effective date contained in the Proposed Legislation is followed, the above-described provision would not apply to the New Junior Subordinated Debentures.There can be no assurance, however, that current or future legislative or administrative proposals or final legislation will not adversely affect the ability of the Company to deduct interest on the New Junior Subordinated Debentures or otherwise affect the tax treatment described herein. Such a change, therefore, could give rise to a Tax Event, which would permit the Company, upon receiving an opinion of counsel, to cause the redemption of the New Capital Securities or to terminate the Trust and distribute the New Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, as described more fully under "Description of New Capital Securities -- Special Event Redemption or Distribution of New Junior Subordinated Debentures."

Non-United States Holders

      As used herein, the term "Non-United States Holder" means any person that is not a United States Holder (as defined above). As discussed above, the New Capital Securities will be treated as evidence of an indirect beneficial ownership interest in the New Junior Subordinated Debentures. See "-- Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

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

           (a) no withholding of United States federal income tax will be required with respect to the payment by the Trust or any paying agent of principal or interest (which for purposes of this discussion includes any OID) with respect to the New Capital Securities (or on the New Junior Subordinated Debentures) to a Non-United States Holder, provided (i) that the beneficial owner of the Capital Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote within the meaning of section 871(h)(3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the New Capital Securities (or on the New Junior Subordinated Debentures) is described in section 881(c)(3)(A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder; and

           (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the New Capital Securities (or the New Junior Subordinated Debentures).

      To satisfy the requirement referred to in (a)(iv) above, the Beneficial Owner, or a financial institution holding the New Capital Securities (or the New Junior Subordinated Debentures) on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or its paying agent, a statement to the effect that the Beneficial Owner is not a United States Holder. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the New Capital Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof.

      If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest (including any OID) made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of a United States tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid with respect to the New Capital Securities (or on the New Junior Subordinated Debentures) is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

      If a Non-United States Holder is engaged in a trade or business in the United States and interest with respect to the New Capital Securities (or on the New Junior Subordinated Debentures) is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest income on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's effectively connected earnings and profits.

       Any gain realized upon the sale or other disposition of the New Capital Securities (or the New Junior Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business carried on within the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest with respect to the New Capital Securities (or on the New Junior Subordinated Debentures), the requirements described above are not satisfied.

      As discussed above, legislation was introduced in the 104th Congress that would have denied an interest deduction to the Company for the interest payable


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on the New Junior Subordinated Debentures. Such legislation also may have caused the New Junior Subordinated Debentures to have been classified as equity (rather than indebtedness) of the Company for United States federal income purposes and, thus, caused the income derived from the New Junior Subordinated Debentures to be characterized as dividend income rather than interest income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above. Therefore, if such legislation had been enacted, income derived by a Non-United States Holder on the New Capital Securities may have been subject to the 30% United States federal withholding tax described above, unless a reduction or elimination of such tax was available under an applicable tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-United States Holder. The 104th Congress adjourned without enactinq such legislation. As discussed above, similar legislation was reproposed as part of President Clinton's Fiscal 1998 Budget Proposal. Such legislation is proposed to be effective generally for instruments issued on or after the date of the first committee action. If the effective date of such legislation is followed, it would not apply to the New Junior Subordinated Debentures. However, it is possible that legislation could be enacted in the future that could affect the characterization of income derived from the New Capital Securities (or the New Junior Subordinated Debentures) or otherwise adversely affect a Non-United States Holder. See "-- Proposed Tax Law Changes."

Information Reporting and Backup Withholding

      Income on the New Capital Securities (or the New Junior Subordinated Debentures) held of record by United States Holders (other than corporations and other exempt holders) will be reported annually to such holders and to the IRS. The Regular Trustees currently intend to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold New Capital Securities (or the New Junior Subordinated Debentures) as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

      "Backup withholding" at a rate of 31% will apply to payments of interest to non-exempt United States Holders unless the holder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

      No information reporting or backup withholding will be required with respect to payments made by the Trust or any paying agent to Non-United States Holders if a statement described in (a)(iv) under "Non-United States Holders" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

      In addition, backup withholding and information reporting will not apply if payments of the principal, interest, OID or premium with respect to the New Capital Securities (or on the New Junior Subordinated Debentures) are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the Beneficial Owner, or if a foreign office of a foreign broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of the New Capital Securities to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the Beneficial Owner is not a United States person and certain other conditions are met or (2) the Beneficial Owner otherwise establishes an exemption.

      Payment of the proceeds from disposition of New Capital Securities (or the New Junior Subordinated Debentures) to or through a United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

      Any amounts withheld from a holder of the New Capital Securities (or the New Junior Subordinated Debentures) under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability, provided the required information is furnished to the IRS.

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

                               BOOK-ENTRY ISSUANCE

      The New Capital Securities will be represented by one or more Capital Securities registered in global form ("the Global Capital Securities").

      Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

      Other Capital Securities will be issued only in registered, certificated (i.e., non-global) form. Other Capital Securities may not be exchanged for beneficial interests in any Global Capital Securities except in the limited circumstances described below. See "Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

Depositary Procedures

      DTC has advised the Trust and the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Trust and the Company that, pursuant to procedures established by it, (i) upon deposit of the New Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Old Global
Capital Securities and (ii) ownership of such interests in the New Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      Investors in the Restricted Global Capital Securities may hold their interests therein directly through DTC if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. Investors in the Regulation S Global Capital Securities must initially hold their interests therein through Euroclear or CEDEL, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold interests in the Regulation S Global Capital Securities through organizations other than Euroclear and CEDEL that are participants in the DTC system. Euroclear and CEDEL will hold interests in the Regulation S Global Capital Securities on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Morgan Guaranty Trust Company of New York, Brussels office, as operator of Euroclear, and Citibank, N.A., as operator of CEDEL. The depositaries, in turn, will hold such interests in the Regulation S Global Capital Securities in customers' securities accounts in the depositaries' names on the books of DTC. All interest in a Global Capital Security, including those held through Euroclear or CEDEL, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL may also be subject to the procedures and requirements of such system. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital

Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "Exchange of Book-Entry Capital Securities for Certificated Capital Securities" below.

      Except as described below, owners of interests in the New Global Capital Securities will not have New Capital Securities registered in their name, will not received physical delivery of Capital Securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

      Payments in respect of the Global Capital Security registered in the name DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder. The Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Trust and the Company that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee or the Trust. Neither the Trust nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the New Capital Securities, and the Trust and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Except for trades involving only Euroclear or CEDEL participants, interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants.

      Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

       Subject to compliance with the transfer restrictions applicable to the New Capital Securities described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effect through DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Capital Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositaries for Euroclear or CEDEL.

      Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Capital Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear of CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the settlement date of DTC. Cash received in Euroclear or

CEDEL as a result of sales of interest in a Global Capital Security by or through a Euroclear or CEDEL participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following DTC's settlement date.

      DTC has advised the Trust and the Company that it will take any action permitted to be taken by a holder of Capital Securities only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited. However, if there is an Event of Default, DTC reserves the right to exchange the Global Capital Securities for legended
Capital Securities in certificated form and to distribute such Capital Securities to its Participants.

      The information in this section concerning DTC, Euroclear and CEDEL and their book-entry systems has been obtained from sources that the Trust and the Company believe to be reliable, but neither the Trust nor the Company takes responsibility for the accuracy thereof.

      Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures to facilitate transfers of interest in the Regulation S Global Capital Securities and in the Restricted Global Capital Securities among participants in DTC, Euroclear and CEDEL, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust nor the Property Trustee will have any responsibility for the performance by DTC, Euroclear or CEDEL or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities

      A Global Capital Security is exchangeable for Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is unwilling or unable to continue as Depositary for the Global Capital Security and the Trust thereupon fails to appoint a successor Depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company in its sole discretion elects to cause the issuance of the Capital Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Capital Securities upon request but only upon at least 20 days' prior written notice given to the Property Trustee by or on behalf of DTC in accordance with customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear, in the case of the Restricted Global Capital Security, the restrictive legend referred to in "Notice to Investors."

Exchange of Certificated Capital Securities for Book-Entry Capital Securities

      Other Capital Securities which will be issued in certificated form may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Other Capital Securities and the transferor first delivers to the Property Trustee a written certificate to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities as set forth in Appendix A hereto. In the case of any such exchange for an interest in the Regulation S Global Capital Security, such transfer must occur pursuant to Regulation S or Rule 144 (if available).

                              ERISA CONSIDERATIONS

      Generally, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code ("Plans"), may purchase Capital Securities, subject to the investing fiduciary's determination that the investment in Capital Securities satisfies ERISA's fiduciary standards and other requirements applicable to investments by the Plan.

      The Department of Labor ("DOL") has issued a regulation (29 C.F.R. ss. 2510.3-101) (the "DOL Regulation") concerning the definition of what constitutes the assets of a Plan. The DOL Regulation provides that as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply.

      There can be no assurance that any of the exceptions set forth in the DOL regulation will apply to the purchase of Capital Securities offered hereby and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Junior Subordinated Debentures held by the Trust. In the event that assets of the Trust are considered assets of an investing Plan, the Company, the Trustees and other persons, in providing services with respect to the Junior Subordinated Debentures, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA (including the prohibited transaction provisions thereof). In addition, the prohibited transaction provisions of Section 4975 of the Code could apply with respect to transactions engaged in by any "disqualified person," as defined below, involving such assets unless a statutory or administrative exemption applies.

      Even if they are not fiduciaries, the Company and/or any of its affiliates may be considered a "party in interest" (within the meaning of ERISA) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to certain Plans. The acquisition and ownership of Capital Securities by a Plan (or by an individual retirement arrangement or other plan described in Section 4975(e)(1) of the Code) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption. As a result, Plans with respect to which the Company or any of its affiliates is a party in interest or a disqualified person should not acquire Capital Securities unless such Capital Securities are acquired pursuant to and in accordance with an applicable prohibited transaction exemption.

      The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Capital Securities, assuming that assets of a Trust were deemed to be "plan assets" of Plans investing in such Trust (see above). Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts), and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

      Because the Capital Securities may be deemed to be equity interests in a Trust for purposes of applying ERISA and Section 4975 of the Code, the Capital Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan asset" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14. Any purchaser or holder of the Capital Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Notice to Investors" herein.

      Notwithstanding the foregoing, it is possible that the New Capital Securities may qualify as "publicly offered securities" under the DOL Regulation if, in addition to the exchange pursuant to any effective registration statement, they are also "widely held" and "freely transferable" at the time of the Exchange Offer. Under the DOL Regulation, a class of securities is "widely held" only if it is a class of securities owned by 100 or more investors independent of the issuer and each other. Although it is possible that at the time of the Exchange Offer the New Capital Securities will be "widely held", no assurances can be given that that will be true. If the New Capital Securities are "publicly offered securities" at the time of the Exchange Offer, the assets of the Trust would not be assets of the Investing Plans as of such time. If the New Capital Securities did not qualify as "publicly offered securities," the foregoing discussion about plan assets in the preceding paragraphs would also be applicable to the New Capital Securities.

      Any Plans or other entities whose assets include Plan assets subject to ERISA or Section 4975 of the Code proposing to acquire Capital Securities or New Capital Securities should consult with their own counsel.

                              PLAN OF DISTRIBUTION

      Each broker-dealer that receives New Capital Securities for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of New Capital Securities received in exchange for Old Capital Securities if such Old Capital Securities were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities. The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such New Capital Securities for a period ending 180 days after the Registration Statement of which this Prospectus constitutes a part is declared effective. See "The Exchange Offer -- Resales of New Capital Securities." Neither the Company nor the Trust will receive any cash proceeds from the issuance of the New Capital Securities offered hereby. New Capital Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Capital
Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Capital Securities. Any broker-dealer that resells New Capital Securities that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such New Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      Neither the Company nor the Trustees shall be liable for any delay by the Depository or any Participant or Indirect Participant in identifying the beneficial owners of the related New Capital Securities and each such person may conclusively rely on, and shall be protected in relying on, instructions from the Depository for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the New Capital Securities to be issued).

                                  LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the Capital Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware. The validity of the Junior Subordinated Debentures and the Guarantee will be passed upon for the Company and for the Trust by Schulte Roth & Zabel LLP, New York, New York. Certain United States federal income taxation matters also will be passed upon for the Company and the Trust by Schulte Roth & Zabel LLP. Paul N. Roth, a director of the Company, is a partner of Schulte Roth & Zabel LLP.

                                     EXPERTS

      The financial statements listed under the heading "Exhibits, Financial Statement Schedule and Reports on Form 8-K" in CIT's 1995 Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, also incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for postretirement benefits other than pensions in 1993.

================================================================================

      No person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein is correct as of any time subsequent to the date of such information.

                            -----------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information .....................................................    7
Documents Incorporated by Reference .......................................    7
Summary ...................................................................    9
Summary Consolidated Financial Data .......................................   16
Risk Factors ..............................................................   17
Use of Proceeds ...........................................................   23
Ratio of Earnings to Fixed Charges ........................................   23
Accounting Treatment ......................................................   24
Capitalization ............................................................   24
The Trust .................................................................   25
The Company ...............................................................   26
The Exchange Offer ........................................................   29
Description of New Capital Securities .....................................   38
Description of New Junior
  Subordinated Debentures .................................................   47
Description of New Guarantee ..............................................   54
Relationship Among the New Capital
  Securities, the New Junior Subordinated
  Debentures and the New Guarantee ........................................   56
Description of the Old Securities .........................................   57
Certain United States Federal Income Tax
  Consequences ............................................................   57
Book-Entry Issuance .......................................................   63
ERISA Considerations ......................................................   65
Plan of Distribution ......................................................   67
Legal Matters .............................................................   67
Experts ...................................................................   67


      Until ________, 1997 (180 days after the date of this Prospectus) all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotment of subscriptions.

================================================================================



================================================================================



                               CIT CAPITAL TRUST I



                            Offer for all Outstanding

                       7.70% Preferred Capital Securities

                                 In Exchange for

                       7.70% Preferred Capital Securities

                   Registered under the Securities Act of 1933




                            Fully and Unconditionally
                  Guaranteed to the Extent Set Forth Herein by



                                  The CIT Group
                                 Holdings, Inc.




                             -----------------------
                                   PROSPECTUS
                                 _________, 1997
                             -----------------------

================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

      Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director, officer, employee, or agent of a corporation has been successful in the defense of any action, suit, or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of any person acting in any of the capacities set forth in the second preceding paragraph against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under
Section 145.

      The By-Laws of The CIT Group Holdings, Inc. provide for indemnification of directors and officers of The CIT Group Holdings, Inc. to the full extent permitted by Delaware law.

      Article X of the By-Laws of The CIT Group Holdings, Inc. provides, in effect, that, in addition to any rights afforded to an officer, director or employee of The CIT Group Holdings, Inc. by contract or operation of law, The CIT Group Holdings, Inc. may indemnify any person who is or was a director, officer, employee, or agent of The CIT Group Holdings, Inc., or of any other corporation which he served at the request of The CIT Group Holdings, Inc., against any and all liability and reasonable expense incurred by him in connection with or resulting from any claim, action, suit, or proceeding (whether brought by or in the right of The CIT Group Holdings, Inc. or such other corporation or otherwise), civil or criminal, in which he may have become involved, as a party or otherwise, by reason of his being or having been such director, officer, employee, or agent of The CIT Group Holdings, Inc. or such other corporation, whether or not he continues to be such at the time such liability or expense is incurred, provided that such person acted in good faith and in what he reasonably believed to be the best interests of The CIT Group Holdings, Inc. or such other corporation, and, in connection with any criminal action proceeding, had no reasonable cause to believe his conduct was unlawful.

      Article X further provides that any person who is or was a director, officer, employee, or agent of The CIT Group Holdings, Inc. or any director or indirect wholly-owned subsidiary of The CIT Group Holdings, Inc. shall be entitled to indemnification as a matter of right if he has been wholly successful, on the merits or otherwise, with respect to any claim, action, suit, or proceeding of the type described in the foregoing paragraph.

      In addition, The CIT Group Holdings, Inc. maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies with aggregate limits of $65,000,000. The risks covered by such policies do not exclude liabilities under the Securities Act of 1933.

      The Amended and Restated Declaration of Trust of CIT Capital Trust I and the Indenture provide for indemnification of each of the Regular Trustees and other Trustees of the Trust by the Registrants against any and all expenses and liabilities other than under circumstances of willful bad faith conduct or gross negligence.

Item 21.  Exhibits and Financial Statement Schedules

    EXHIBIT
    NUMBER                             DESCRIPTION
  ----------                         ---------------
    *1.1 Amended and Restated Purchase Agreement, dated February 21, 1997, among The CIT Group Holdings, Inc., CIT Capital Trust I, Lehman Brothers Inc., Chase Securities Inc., Salomon Brothers Inc, and UBS Securities LLC

    *3.1 Amended and Restated Declaration of Trust of CIT Capital Trust I, dated as of February 25, 1997, between The CIT Group Holdings, Inc., The Bank of New York, The Bank of New York (Delaware), Albert R. Gamper, Jr., Joseph M. Leone, and Corinne M. Taylor

    *3.2 Restated Certificate of Incorporation of The CIT Group Holdings, Inc., as amended as of December 29, 1989 (incorporated by reference to Exhibit 3(a) to Form 10-K filed by The CIT Group Holdings, Inc. for the fiscal year ended December 31, 1989)

    *3.3 By-Laws of The CIT Group Holdings, Inc., as amended as of December 29, 1989 (incorporated by reference to Exhibit 3(b) to Form 10-K filed by The CIT Group Holdings, Inc. for the fiscal year ended December 31, 1989)

    *4.1 Indenture, dated as of February 25, 1997, between The CIT Group Holdings, Inc. and The Bank of New York

    *4.2 Registration Rights Agreement, dated as of February 25, 1997, among The CIT Group Holdings, Inc., CIT Capital Trust I, Lehman Brothers Inc., Chase Inc., Salomon Brothers Inc, and UBS Securities LLC

    *4.3 Form of 7.70% Preferred Capital Security of CIT Capital Trust I (included as part of Exhibit 3.1)

    *4.4 Form of 7.70% Junior Subordinated Debenture of The CIT Group Holdings, Inc. (included as part of Exhibit 4.1)

    *4.5    Guarantee Agreement, dated as of February 25, 1997

   **5.1 Opinion of Schulte Roth & Zabel LLP, as to the legality of the 7.70% Junior Subordinated Debentures of The CIT Group Holdings, Inc. and the Guarantee of The CIT Group Holdings, Inc.

   **5.2 Opinion of Richards Layton & Finger, as to the legality of the 7.70% Preferred Capital Securities of CIT Capital Trust I

   **8.1    Opinion of Schulte Roth & Zabel LLP as to tax matters

  **12.1    Calculation of Ratio of Earnings to Fixed Charges

   *23.1    Consent of KPMG Peat Marwick LLP

  **23.2    Consent of  Schulte  Roth & Zabel LLP  (included  as part of Exhibit
            5.1)

   EXHIBIT
    NUMBER                            DESCRIPTION
  ----------                       ---------------
  **23.3    Consent of  Richards  Layton & Finger  (included  as part of Exhibit
            5.2)

   *24.1    Powers of Attorney of The CIT Group Holdings, Inc.

   *25.1 Form T-1 of The Bank of New York as to the Amended and Restated Declaration of Trust

   *25.2    Form T-1 of The Bank of New York as to the Guarantee  Agreement

   *25.3    Form T-1 of The Bank of New York as to the Indenture

   *99.1    Form of Letter of Transmittal

   *99.2    Form of Notice of Guaranteed Delivery

   *99.3    Form of Exchange Agent Agreement

------------
*    Filed herewith
**   To be filed by amendment

Item 22.  Undertakings

      (1) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (3) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

      (4) The undersigned Registrants undertake:

           (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement when it becomes effective;

                (iii) to include any material information with respect to the play of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          (b) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be anew registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (5) The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4,10(b),11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statements through the date of responding to the request.

      (6) The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on March 4, 1997.

                                    THE CIT  GROUP HOLDINGS, INC.
                                       By: /S/ ERNEST D. STEIN
                                         ---------------------------------------
                                               Ernest D. Stein
                                               Executive Vice President, General
                                               Counsel and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

             Signature                                                Date
             ---------                                                ----

                 *                                                March 4, 1997
------------------------------------
        Albert R. Gamper, Jr.
      President, Chief Executive
       Officer, and Director
   (Principal executive officer)

                 *                                                March 4, 1997
------------------------------------
          Hisao Kobayashi
             Director

                 *                                                March 4, 1997
------------------------------------
          Takasuke Kaneko
             Director

                 *                                                March 4, 1997
------------------------------------
          Kenji Nakamura
             Director

                 *                                                March 4, 1997
------------------------------------
        Joseph A. Pollicino
             Director

                 *                                                March 4, 1997
------------------------------------
           Paul N. Roth
             Director

                 *                                                March 4, 1997
------------------------------------
          Peter J. Tobin
             Director

                 *                                                March 4, 1997
------------------------------------
            Keiji Torii
             Director

             Signature                                                Date
             ---------                                                ----

                 *                                                March 4, 1997
------------------------------------
           Yukihara Uno
             Director

                 *                                                March 4, 1997
------------------------------------
           Yasuo Tsunemi
             Director

        /S/ JOSEPH M. LEONE                                       March 4, 1997
------------------------------------
            Joseph M. Leone
       Executive Vice President
     and Chief Financial Officer
         (principal financial
        and accounting officer)

   *By: /S/ ERNEST D. STEIN                                       March 4, 1997
   -------------------------------
            Ernest D. Stein
            Attorney-in-fact

     Original powers of attorney authorizing Albert R. Gamper, Jr., Ernest D. Stein, and Donald J. Rapson and each of them to sign the Registration Statement and amendments thereto on behalf of the directors and officers of the Registrant indicated above are held by The CIT Group Holdings, Inc. and available for examination pursuant to Item 302(b) of Regulation S-T.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on March 4, 1997.

                                            CIT CAPITAL TRUST I.

                                               By:   /S/ ALBERT R. GAMPER, JR.
                                                 ------------------------------
                                                     Albert R. Gamper, Jr.
                                                     Regular Trustee

                                               By:   /S/ JOSEPH M. LEONE
                                                 ------------------------------
                                                     Joseph M. Leone
                                                     Regular Trustee

                                               By:   /S/ CORINNE M. TAYLOR
                                                 -------------------------------
                                                     Corinne M. Taylor
                                                     Regular Trustee

                               INDEX TO EXHIBITS

  Exhibit No.                  Description                                            Page
  ----------                  ---------------                                        ------
    *1.1    Amended and Restated  Purchase  Agreement,  dated February 21, 1997, among The CIT Group  Holdings,  Inc.,  CIT  Capital  Trust I, Lehman
            Brothers Inc., Chase Securities Inc.,  Salomon Brothers Inc, and UBS
            Securities LLC

    *3.1 Amended and Restated Declaration of Trust of CIT Capital Trust I, dated as of February 25, 1997, between The CIT Group Holdings, Inc.,
            The Bank of New  York,  The Bank of New York  (Delaware),  Albert R.
            Gamper, Jr., Joseph M. Leone, and Corinne M. Taylor

    *3.2    Restated  Certificate of  Incorporation  of The CIT Group  Holdings,
            Inc., as amended as of December 29, 1989 (incorporated by reference to Exhibit 3(a) to Form 10-K filed by The CIT Group Holdings, Inc.
            for the fiscal year ended December 31, 1989)

    *3.3    By-Laws of The CIT Group  Holdings,  Inc., as amended as of December
            29, 1989 (incorporated by reference to Exhibit 3(b) to Form 10-K filed by The CIT Group Holdings, Inc. for the fiscal year ended
            December 31, 1989)

    *4.1    Indenture,  dated as of  February  25,  1997,  between The CIT Group
            Holdings, Inc. and The Bank of New York

    *4.2    Registration Rights Agreement,  dated as of February 25, 1997, among
            The CIT Group  Holdings,  Inc., CIT Capital Trust I, Lehman Brothers
            Inc., Chase Inc., Salomon Brothers Inc, and UBS Securities LLC

    *4.3    Form of 7.70%  Preferred  Capital  Security of CIT  Capital  Trust I
            (included as part of Exhibit 3.1)

    *4.4    Form  of  7.70%  Junior  Subordinated  Debenture  of The  CIT  Group
            Holdings, Inc. (included as part of Exhibit 4.1)

    *4.5    Guarantee Agreement, dated as of February 25, 1997

   **5.1    Opinion of Schulte Roth & Zabel LLP, as to the legality of the 7.70%
            Junior Subordinated Debentures of The CIT Group Holdings, Inc. and the Guarantee of The CIT Group Holdings, Inc.

   **5.2    Opinion of Richards Layton & Finger, as to the legality of the 7.70%
            Preferred Capital Securities of CIT Capital Trust I

   **8.1    Opinion  of  Schulte  Roth &  Zabel  LLP as to  tax  matters

  **12.1    Calculation of Ratio of Earnings to Fixed Charges

   *23.1    Consent of KPMG Peat Marwick LLP

  **23.2    Consent of  Schulte  Roth & Zabel LLP  (included  as part of Exhibit
            5.1)

  **23.3    Consent of  Richards  Layton & Finger  (included  as part of Exhibit
            5.2)

   *24.1    Powers of Attorney of The CIT Group Holdings, Inc.

   *25.1    Form T-1 of The Bank of New York as to the Amended and Restated
            Declaration of Trust

   *25.2    Form T-1 of The Bank of New York as to the  Guarantee  Agreement

   *25.3    Form T-1 of The Bank of New York as to the Indenture

   *99.1    Form of Letter of Transmittal

   *99.2    Form of  Notice  of  Guaranteed  Delivery

   *99.3    Form of Exchange Agent Agreement

------------
*    Filed herewith
**   To be filed by amendment
